Exhibit 10.8

                              SERVICING AGREEMENT


                                     among


                    INTERNATIONAL LEASE FINANCE CORPORATION,

                   MORGAN STANLEY AIRCRAFT FINANCE ("MSAF"),

                    THE ENTITIES LISTED ON APPENDIX A HERETO

                                      AND

             SUBJECT TO THE EXECUTION OF AN AGREEMENT SUBSTANTIALLY
                 IN THE FORM OF EXHIBIT A ATTACHED HERETO, THE
                 ADMINISTRATIVE AGENT AND THE CALCULATION AGENT
                           AND CERTAIN OTHER ENTITIES













                         Dated as of November 10, 1997






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                               TABLE OF CONTENTS

                                                              PAGE

                                   ARTICLE 1
                                  DEFINITIONS

             SECTION 1.01.  Definitions..........................2


                                   ARTICLE 2
                             APPOINTMENT, SERVICES

             SECTION 2.01.  Appointment..........................9
             SECTION 2.02.  Services............................10
             SECTION 2.03.  Compliance with Applicable Laws.....10
             SECTION 2.04.  Limitations.........................10


                                   ARTICLE 3
         STANDARD OF CARE; CONFLICTS OF INTEREST; STANDARD OF LIABILITY

             SECTION 3.01.  Standard of Care....................10
             SECTION 3.02.  Conflicts of Interest...............10
             SECTION 3.03.  Standard of Liability...............11
             SECTION 3.04.  Waiver of Implied Standard..........12


                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

             SECTION 4.01.  Aircraft Assets.....................12
             SECTION 4.02.  Aircraft Assets Related Documents...12
             SECTION 4.03.  Accounts and Cash flow..............12


                                   ARTICLE 5
                             SERVICER UNDERTAKINGS

             SECTION 5.01.  Staff and Resources.................13
             SECTION 5.02.  Access..............................13
             SECTION 5.03.  Compliance with Law.................13
             SECTION 5.04.  Commingling.........................13
             SECTION 5.05.  Credit Enhancement..................13
             SECTION 5.06.  Security Deposits...................15
             SECTION 5.07.  Notes Offering......................15

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                                   ARTICLE 6
                   UNDERTAKINGS OF MSAF AND THE SUBSIDIARIES

                                                                PAGE

SECTION 6.01.  Cooperation...................................... 16
SECTION 6.02.  No Representation with Respect to Third Parties.. 16
SECTION 6.03.  Related Document Amendments...................... 16
SECTION 6.04.  Other Servicing Arrangements..................... 17
SECTION 6.05.  Communications................................... 17
SECTION 6.06.  Ratification..................................... 17
SECTION 6.07.  Execution, Amendment, Modification or Termination
               of Aircraft Assets Related Documents............. 17
SECTION 6.08.  MSAF Group Accounts and Cash Arrangements........ 18
SECTION 6.09.  Notification of Bankruptcy....................... 18
SECTION 6.10.  Further Assurances............................... 18


                                   ARTICLE 7
                       MSAF GROUP RESPONSIBILITY; BUDGETS

SECTION 7.01.  MSAF Group Responsibility........................ 19
SECTION 7.02.  Instructions by the MSAF Group................... 19
SECTION 7.03.  Request for Authority............................ 19
SECTION 7.04.  Overall Business Objectives with Respect to
               Aircraft Assets.................................. 19
SECTION 7.05.  Operating Budget; Aircraft Asset Expenses Budget. 20
SECTION 7.06.  Transaction Approval Requirements................ 21


                                   ARTICLE 8
                                 EFFECTIVENESS

SECTION 8.01.  Effectiveness.................................... 23


                                   ARTICLE 9
                            SERVICING FEES; EXPENSES

SECTION 9.01.  Servicing Fees................................... 24
SECTION 9.02.  Base Fees........................................ 24
SECTION 9.03.  Rent Fees........................................ 24
SECTION 9.04.  Incentive Fee.................................... 25
SECTION 9.05.  Sales Fees....................................... 25
SECTION 9.06.  Expenses......................................... 26
SECTION 9.07.  Default Interest................................. 28



                                       ii
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                                   ARTICLE 10
       TERMS; RIGHTS TO TERMINATE; CONSEQUENCES OF TERMINATION; SURVIVAL

SECTION 10.01.  Term......................................... 28
SECTION 10.02.  Right to Terminate........................... 28
SECTION 10.03.  Consequences of Termination.................. 32
SECTION 10.04.  Survival..................................... 33


                                   ARTICLE 11
                                INDEMNIFICATION

SECTION 11.01.  Indemnity.................................... 33
SECTION 11.02.  Procedures for Defense of Claims............. 34
SECTION 11.03.  Reimbursement of Costs....................... 34


                                   ARTICLE 12
                           ASSIGNMENT AND DELEGATION

SECTION 12.01.  Assignment and Delegation.................... 35


                                   ARTICLE 13
                                 MISCELLANEOUS

SECTION 13.01.  Best Efforts................................. 35
SECTION 13.02.  Notices...................................... 35
SECTION 13.03.  Governing Law................................ 37
SECTION 13.04.  Jurisdiction................................. 37
SECTION 13.05.  WAIVER OF JURY TRIAL......................... 37
SECTION 13.06.  Counterparts; Third Party Beneficiaries...... 37
SECTION 13.07.  Entire Agreement............................. 37
SECTION 13.08.  Power of Attorney............................ 38
SECTION 13.09.  Restrictions on Disclosure................... 38
SECTION 13.10.  Rights of Setoff............................. 39


                                   SCHEDULES

APPENDIX A..........................................Subsidiaries
SCHEDULE 2.02(a)........................................Services
SCHEDULE 4.01...........................................Aircraft




                                      iii
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           SCHEDULE 4.02...................................Documents
           SCHEDULE 4.03...............................Bank Accounts
           SCHEDULE 1.03(a) to Schedule 2.02(a)............Insurance
           SCHEDULE 8.01 to Schedule 2.02(a)...........Weekly Report
           EXHIBIT A............................ Accession Agreement
           EXHIBIT B.................................Pro-Forma Lease

     SERVICING AGREEMENT dated as of November 10, 1997 among INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of California (the "SERVICER"), MSAF, a statutory trust established under the laws of the State of Delaware, and, upon execution of an agreement substantially in form of Exhibit A attached hereto, the Administrative Agent and Calculation Agent, and the entities listed on Appendix A hereto organized as set forth therein (together, the "SUBSIDIARIES").

     For the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties each agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings. Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in the Asset Purchase Agreement between International Lease Finance Corporation, MSAF and the Subsidiaries dated the date hereof (the "PURCHASE AGREEMENT").

     "ADMINISTRATIVE AGENCY AGREEMENT" means the Administrative Agency Agreement to be dated as of the date hereof, among the Administrative Agent, MSAF and the Subsidiaries.

     "ADMINISTRATIVE AGENT" means the administrative agent under the Administrative Agency Agreement as set out in the executed agreement substantially in the form of Exhibit A attached hereto.

     "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified; provided, however, that MSAF and the Subsidiaries, on the one part, and International Lease Finance Corporation and its subsidiaries, on the other part, shall not be considered to be Affiliates of each other.

     "AFTER-TAX BASIS" means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all U.S. federal, state, local or foreign Taxes, penalties, fines, interest, additions to Tax and other charges resulting from the receipt (actual or constructive) or accrual of such payments imposed by or under any U.S. federal, state, local or other foreign law or Governmental Authority
                                         2
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(after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment), be equal to the payment received, deemed to have been received or receivable.

     "AIRCRAFT" means the Aircraft as defined in the Purchase Agreement.

     "AIRCRAFT ASSETS" means all Aircraft and related lease interests owned by any Person within the MSAF Group as of the applicable Delivery Date; provided, however, that Aircraft Assets shall not include any Aircraft Asset (x) that shall have ceased to be an Aircraft Asset pursuant to this Agreement, or (y) in respect of which the Servicer or MSAF shall have terminated the Servicer's obligation to provide Services in accordance with Article 10 of this Agreement.

     "AIRCRAFT ASSET EXPENSES" has the meaning assigned to such term in Section 9.06(b)(i) of this Agreement.

     "AIRCRAFT ASSETS RELATED DOCUMENTS" means all Lease Documents (as defined in the Purchase Agreement) and other contracts and agreements of Persons within the MSAF Group the terms of which relate to or affect any of the Aircraft Assets.

     "AIRCRAFT MONTHLY BASE FEE" has the meaning assigned to such term in
Section 9.02(a) of this Agreement.

     "AIRCRAFT MONTHLY BASE FEE FRACTION" has the meaning assigned to such term in Section 9.02(a) of this Agreement.

     "APPLICABLE LAW" with respect to any Person means any law, statute, ordinance, rule or regulation or code of conduct or practice of any U.S. federal, state or local Governmental Authority, the foreign or international Governmental Authority that applies to such Person or any of its properties or assets.

     "ASSET EXPENSES BUDGET" has the meaning assigned to such term in Section 7.05(a)(i) of this Agreement.

     "APPROVED BUDGET" has the meaning assigned to such term in Section 7.05(c) of this Agreement.

     "BANK ACCOUNTS" has the meaning assigned to such term in Section 6.01(b) of Schedule 2.02(a) to this Agreement.

     "BASE FEES" has the meaning assigned to such term in Section 9.01(a) of this Agreement.

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     "BASE SALES FEE" has the meaning assigned to such term in Section 9.01(d)
of this Agreement.

     "BUSINESS DAY" means a day on which U.S. dollar deposits may be traded on the London inter-bank market and commercial banks and foreign exchange markets are open in New York, New York and London, England.

     "CALCULATION DATE" means the calculation date as defined in the Calculation Agency Agreement.

     "CALCULATION AGENCY AGREEMENT" means the Calculation Agency Agreement to be dated as of the date hereof, among the Calculation Agent, MSAF and Bankers Trust, solely in its capacity as indenture trustee and security trustee.

     "CALCULATION AGENT" means the calculation agent under the Calculation Agency Agreement as set out in the executed agreement substantially in the form of Exhibit A attached hereto.

     "CHANGE IN CONTROL" has the meaning assigned to such term in Section 10.02(b) of this Agreement.

     "CONCENTRATION THRESHOLDS" has the meaning assigned to such term in
Section 2.02(a) of Schedule 2.02(a).

     "CONFLICTS STANDARD" has the meaning assigned to such term in Section 3.02(b) of this Agreement.

     "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "CONTROLLING TRUSTEES" means the controlling trustees of MSAF as specified in the trust agreement constituting MSAF.

     "CREDIT ENHANCEMENT FACILITY" has the meaning assigned to such term in
Section 5.05 of this Agreement.

     "DELIVERY DATE" means, with respect to each Aircraft, the date on which Buyer (as defined in the Purchase Agreement) obtains title to such Aircraft (or, in the case of the B767-300 Aircraft MSN 24798, the SPC-5 Shares) and the related
                                         4
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Purchased Assets (in each case as defined in the Purchase Agreement) in accordance with the Purchase Agreement.

     "EFFECTIVENESS DATE" has the meaning assigned to such term in Section 10.02(c)(ii) of this Agreement.

     "GOVERNMENTAL AUTHORITY" means any court, administrative agency or commission or other governmental agency or instrumentality (or any officer or representative thereof) domestic, foreign or international, of competent jurisdiction including the EU.

     "GROUP" has the meaning assigned to such term in Section 10.02 of this Agreement.

     "ILFC" means International Lease Finance Corporation, a California corporation, and its successors.

     "INCENTIVE FEE" has the meaning assigned to such term in Section 9.01(c) of this Agreement.

     "INDENTURE" has the meaning assigned to such term in Section 7.06(a) of this Agreement.

     "INITIAL APPROVED BUDGETS" has the meaning assigned to such term in
Section 7.05(a)(i) of this Agreement.

     "INITIAL PERIODS" has the meaning assigned to such term in Section 7.05(a)(i) of this Agreement.

     "LEASE" means each Lease as defined in the Purchase Agreement, including future leases entered into in accordance with the terms of this Agreement.

     "LESSEE" means each Lessee as defined in the Purchase Agreement, including future lessees with respect to future leases entered into in accordance with the terms of this Agreement.

     "LOSS" means any and all damage, loss, liability and expense (including reasonable legal fees, expenses and related charges and costs of investigation); provided, however, the term "Loss" shall not include any indemnified party's management time or overhead expenses except for non-ordinary course management time or overhead expenses relating to such damage, loss, liability or expense.

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     "MSAF GROUP" has the meaning assigned to such term in Section 2.01(a) of this Agreement.

     "MSAF GROUP LIABILITIES" means any obligations or liabilities of any Person within the MSAF Group (whether accrued, absolute, contingent, unasserted, known or unknown or otherwise).

     "NET GAINS" has the meaning assigned to such term in Section 9.05(b) of this Agreement.

     "NOTES OFFERING" has the meaning assigned to such term in Section 5.07 of this Agreement.

     "OFFICER'S CERTIFICATE" means, as to any Person, a certificate of the President, any Vice President or Assistant Vice President or the Treasurer.

     "ONE YEAR INITIAL PERIOD" has the meaning assigned to such term in Section 7.05(a)(i) of this Agreement.

     "ONE YEAR PERIOD" has the meaning assigned to such term in Section 7.05(a)(i) of this Agreement.

     "OPERATING BUDGET" has the meaning assigned to such term in Section 7.05(a)(i) of this Agreement.

     "OTHER ASSETS" has the meaning assigned to such term in Section 3.02 of this Agreement.

     "OVERHEAD EXPENSES" has the meaning assigned to such term in Section 9.06 of this Agreement.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, statutory business trust, common law trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PRECEDENT LEASE" has the meaning assigned to such term in Article 3 of
Schedule 2.02(a) to this Agreement.

     "PRO FORMA LEASE" has the meaning assigned to such term in Article 3 of
Schedule 2.02(a) to this Agreement.

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     "PURCHASE AGREEMENT" has the meaning assigned to such term in the preamble to Section 1.01 of this Agreement.

     "RATING AGENCY" has the meaning assigned to such term in Section 5.05 of this Agreement.

     "RATING DECLINE" has the meaning assigned to such term in Section 10.02 of this Agreement.

     "REIMBURSABLE EXPENSES" has the meaning assigned to such term in Section 9.06(b) of this Agreement.

     "RELATED PERSON" has the meaning assigned to such term in Section 10.02 of this Agreement.

     "RENT COLLECTED FEE" has the meaning assigned to such term in Section 9.01(b) of this Agreement.

     "RENT FEES" has the meaning assigned to such term in Section 9.01(b) of this Agreement.

     "RENT PAYABLE FEE" has the meaning assigned in such term in Section 9.01(b) of this Agreement.

     "REPLACEMENT SERVICER" means a replacement servicer to perform some or all of the Services under the Servicing Agreement formerly performed by the Servicer, which is appointed in accordance with Section 10.03(c) of this Agreement.

     "SALES FEES" has the meaning assigned to such term in Section 9.05(b) of this Agreement.

     "SALES INCENTIVE FEE" has the meaning assigned to such term in Section 9.05(b) of this Agreement.

     "SECURITY DEPOSITS" means, at the time of calculation, with respect to each Aircraft, all cash amounts, prepayments of rent, letters of credit and guarantees paid by or issued on behalf of the Lessee for the benefit of the lessor under the relevant Lease as security for obligations of such Lessee under such Lease and related Lease Documents.

     "SERVICER" means International Lease Finance Corporation.

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     "SERVICES" has the meaning assigned to such term in Section 2.02(a) of this Agreement.

     "STANDARD OF CARE" has the meaning assigned to such term in Section 3.01 of this Agreement.

     "STANDARD OF LIABILITY" has the meaning assigned to such term in Section
3.03 of this Agreement.

     "SUBSIDIARIES" means those entities listed on Appendix A hereto.

     "TARGET NET RESULTS" has the meaning assigned to such term in Section 9.04 of this Agreement.

     "TARGET SALES PRICE" has the meaning assigned to such term in Section 9.05(a) of this Agreement.

     "TAX" or "TAXES" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding on amounts paid to or by any Person, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign) (a "TAXING AUTHORITY"), or (ii) liability for the payment of any amounts of the type described in (i) as a result of being party to any agreement or any express or implied obligation to indemnify any other Person.

     "TERMINATION NOTICE" has the meaning assigned to such term in Section 10.02(c)(i) of this Agreement.

     "THIRD PARTY CLAIM" means a claim by a third party arising out of a matter for which an indemnified party is entitled to be indemnified pursuant to the indemnity provisions of this Agreement.

     "THREE YEAR INITIAL PERIOD" has the meaning assigned to such term in
Section 7.05(a) of this Agreement.

     "THREE YEAR PERIOD" has the meaning assigned to such term in Section 7.05(a) of this Agreement.

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     "TRANSACTION APPROVAL REQUIREMENTS" has the meaning assigned to such term in Section 7.06(c) of this Agreement.

     "YEAR" means each twelve month period commencing on December 1 and ending on November 30.


                                   ARTICLE 2

                             APPOINTMENT, SERVICES

     SECTION 2.01. Appointment. (a) Each of MSAF and the Subsidiaries hereby appoints the Servicer as the exclusive provider of the Services (as defined in Section 2.02 below) to MSAF and the Subsidiaries (collectively, the "MSAF GROUP") in respect of the Aircraft Assets on the terms and subject to the conditions set forth in this Agreement.

     (b) The Servicer hereby accepts such appointment and agrees to perform the Services on the terms and subject to the conditions set forth in this Agreement. In connection with the provision of the Services with respect to the Aircraft Assets, the Servicer generally shall, where and to the extent practicable, contract for or otherwise obtain goods and services from third party providers the cost of which is an Aircraft Asset Expense in the name of, or as disclosed agent for, MSAF and/or the relevant Subsidiary as applicable; if the Servicer shall not have contracted for or otherwise obtained such goods and services in the name of or as disclosed agent for MSAF or the relevant Subsidiary, as the case may be, the Servicer shall cause MSAF or the relevant Subsidiary, as the case may be, to be in a position to have direct recourse against any such third party provider providing goods and services for MSAF or the relevant Subsidiary, as the case may be, for any breaches by such third party provider related to the provision of such goods and services. Any third party provider discount or rebate related directly or indirectly to the Aircraft Assets shall be made available to MSAF Group on a pro-rated basis.

     (c) MSAF has advised the Servicer that each Person within the MSAF Group has appointed or will appoint the Administrative Agent to act as its representative with respect to any matter in respect of which MSAF or any other Person within the MSAF Group is required or permitted to take any action pursuant to the terms of this Agreement. Accordingly, in connection with the performance of the Services, unless earlier notified in writing by MSAF that the Administrative Agent's appointment to act on behalf of the MSAF Group has not become effective or has been revoked or terminated, the Servicer shall in all cases be entitled to rely on the instructions (or other actions) of the Administrative Agent as representative of each Person within the MSAF Group.

     (d) MSAF has advised the Servicer that the Calculation Agent is expected to be appointed to perform certain calculation services on behalf of the MSAF Group in accordance with the terms of the Calculation Agency Agreement.

     SECTION 2.02. Services. (a) The services to be provided by the Servicer in respect of the Aircraft Assets (the "SERVICES") are as set forth in Schedule 2.02(a).

     (b) In connection with the performance of the Services, the Servicer shall in all cases only be obliged to act upon, and shall be entitled to rely on, the instructions of MSAF or, as provided above in Section 2.01(c), the Administrative Agent on behalf of the MSAF Group. The Servicer shall not be liable to any of MSAF, the Subsidiaries or any other Person for any act or omission to act taken in accordance with such instructions, except to the extent provided in Section 3.03 (other than if MSAF or the Administrative Agent has instructed the Servicer to breach the terms of this Agreement or take any action or omit to take any action required by the terms of this Agreement or misstate any information).

     SECTION 2.03. Compliance with Applicable Laws. Notwithstanding anything to the contrary in this Agreement, the Servicer shall not be obligated to take or refrain from taking any action which would violate any Applicable Law.

     SECTION 2.04. Limitations. Without prejudice to any provision of the Purchase Agreement, including the indemnity set out in Article 10 thereof, neither the Servicer nor any of its Affiliates shall assume any MSAF Group Liabilities.


                                   ARTICLE 3

         STANDARD OF CARE; CONFLICTS OF INTEREST; STANDARD OF LIABILITY

     SECTION 3.01. Standard of Care. The Servicer shall use reasonable care and diligence at all times in the performance of the Services as if it were the owner of the Aircraft Assets (the "STANDARD OF CARE").

     SECTION 3.02. Conflicts of Interest. (a) Each of MSAF and the Subsidiaries acknowledges and agrees that (i) in addition to managing the Aircraft Assets under this Agreement, the Servicer may manage, and shall be entitled to manage, from time to time, the separate assets of International Lease Finance Corporation, its Affiliates and third parties ("OTHER ASSETS"); (ii) notwithstanding

Section 3.02(b) below, in the course of conducting such activities, the Servicer may from time to time have conflicts of interest in performing its duties on behalf of the various entities to whom it provides management services and with respect to the various assets in respect of which it provides management services; and (iii) the Controlling Trustees of MSAF have approved the transactions contemplated by this Agreement and desire that such transactions be consummated and, in giving such approval, the Controlling Trustees of MSAF have expressly recognized that such conflicts of interest may arise and that when such conflicts of interest arise the Servicer shall perform the Services in accordance with the Standard of Care and the Conflicts Standard.

     (b) The Servicer shall affirmatively seek to avoid conflicts of interest with respect to the Aircraft Assets; however, if conflicts of interest arise regarding the management of (i) a particular Aircraft Asset, on the one hand, and another Aircraft Asset, on the other hand, or (ii) any Aircraft Assets, on the one hand, and Other Assets, on the other hand, the Servicer shall (A) notify MSAF in the weekly report as set forth in Section 8.01 of Schedule 2.02(a) and (B) perform the Services in good faith and to the extent (i) such Aircraft Assets or (ii) such Aircraft Asset and such Other Asset are substantially similar in terms of objectively identifiable characteristics relevant for purposes of the particular Services to be performed, the Servicer shall not discriminate among such Aircraft Assets or between such Aircraft Assets and such Other Assets (the standard set forth in this Section 3.02(b) shall be referred to collectively as the "CONFLICTS STANDARD").

     SECTION 3.03. Standard of Liability. The Servicer shall not be liable to MSAF or any of the Subsidiaries for any Losses arising (i) as a result of an Aircraft Asset sold, leased or purchased on less favorable terms than might have been achieved at any time provided such transactions were entered into on the basis of a commercial decision of the Servicer, or (ii) in respect of the Servicer's obligation to apply the Conflicts Standard in respect of its performance of the Services, except, in either case, in the case of wilful misconduct or fraud on the part of the Servicer. MSAF and the Subsidiaries shall indemnify, reimburse and hold harmless the Servicer on an After-Tax Basis in accordance with the provisions of Article 11 for any Loss arising as a result of the performance of any of the Servicer's obligations as Servicer or as a result of any action which the Servicer is requested to take or refrain from taking by MSAF, unless (i) such Loss has arisen as a result of the wilful misconduct of the Servicer, (ii) such Loss has directly resulted from a breach by the Servicer of the express terms and conditions of this Agreement or (iii) such Loss is a Loss for which the Servicer has indemnified MSAF and its Affiliates and arises as a result of any material misstatements or omissions in any public filings relating to information on the Aircraft Assets, Services and the Servicer provided by the Servicer for disclosure in such public filings (the liability standards set forth in this Section 3.03, the "STANDARD OF LIABILITY").

     SECTION 3.04. Waiver of Implied Standard. Except as expressly stated above in this Article 3, all other warranties, conditions and representations, express or implied, statutory or otherwise, arising under, Delaware, New York or California law in relation to either the skill, care, diligence or otherwise in respect of any service to be performed hereunder or to the quality or fitness for any particular purpose of any goods are hereby excluded and the Servicer shall not be liable in contract, tort or otherwise under Delaware, New York or California law for any loss, damage, expense or injury of any kind whatsoever, arising out of or in connection with the services to be supplied pursuant to this Agreement or any goods to be provided or sold in conjunction with such services.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

     Each of MSAF and the Subsidiaries jointly and severally represents and warrants to the Servicer as follows:

     SECTION 4.01. Aircraft Assets. Schedule 4.01 contains a true and complete list of all Aircraft intended to be Aircraft Assets as of the date hereof.

     SECTION 4.02.  Aircraft Assets Related Documents.   Schedule 4.02 sets
forth a true and complete list of all material Aircraft Assets Related Documents. The Aircraft Assets Related Documents relating to a particular Aircraft will be delivered to the Servicer on the applicable Delivery Date.
The MSAF Group will deliver to the Servicer any Aircraft Assets Related Document received after the relevant Delivery Date that has not previously been delivered to the Servicer from time to time after the relevant Delivery Date. The Servicer shall not be required to perform any service provided for in any Aircraft Assets Related Documents not delivered to it.

     SECTION 4.03. Accounts and Cash flow. The MSAF Group shall, prior to the first Delivery Date, provide to the Servicer a true and complete list of all the MSAF Group's bank or other similar accounts relating to the Aircraft Assets, with respect to which the MSAF Group has authority and has provided a reasonably detailed written description to the Servicer of all material arrangements and procedures relating to the flow of cash related to the Aircraft Assets, which list shall become Schedule 4.03 hereto as if part of this Agreement on the date hereof.

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                                   ARTICLE 5

                             SERVICER UNDERTAKINGS

     SECTION 5.01. Staff and Resources. The Servicer shall employ or otherwise engage such staff (including in-house legal staff) and maintain such supporting resources as the Servicer shall deem necessary in accordance with its usual business practices with respect to its own aircraft, both in number and in quality, to enable the Servicer to perform the Services in accordance with the terms of this Agreement.

     SECTION 5.02. Access. The Servicer at such times as MSAF may reasonably request (which requests shall be no more frequent than quarterly) shall make available to the MSAF Group and its agents (including the Administrative Agent, Calculation Agent and auditors) reports, ledgers, documents, reports and other records (including without limitation, transaction reports, invoice books, receipts, receipt records, journals and journal entries) and other information on a "READ ONLY" basis (by way of hard copy or computer disc) related to the Aircraft Assets or the MSAF Group's business (copies of which MSAF Group shall be entitled to take) and to officers and employees of the Servicer, subject to their reasonable availability, to enable the MSAF Group to monitor the performance of the Servicer under this Agreement.

     SECTION 5.03. Compliance with Law. The Servicer shall, in connection with the performance of the Services, comply with all laws, rules and regulations applicable to the Servicer and with the laws, rules and regulations applicable to the Aircraft Assets.

     SECTION 5.04. Commingling. The Servicer shall not commingle with its own funds, any funds of any Person within the MSAF Group other than Security Deposits held pursuant to Section 5.06 hereof and misdirected funds from Lessees and others which shall be promptly redirected to a Bank Account.

     SECTION 5.05. Credit Enhancement. (a) (i) From and after the time of the consummation of the first Notes Offering, the Servicer shall, at the Servicer's expense, procure, for MSAF's benefit and in a form approved by MSAF, a letter of credit, credit facility or similar credit enhancement instrument (a "CREDIT ENHANCEMENT FACILITY") provided by an Eligible Provider. The Credit
Enhancement Facility shall be in two parts; (A) the first part shall be in an amount equal to the sum of, at any time, (x) $10,000,000 plus (y) the amount of cash Security Deposits with respect to the Aircraft Assets held by the Servicer from time to time pursuant to Section 5.06 of this Agreement, which amount shall be available to be drawn for the purpose of paying principal and interest on debt issued in any Notes Offering; and (B) the second part shall be in an amount equal to the sum of, at any time, (x) the amount of all non-cash Security Deposits relating to any Aircraft delivered to MSAF or its designee and which non-cash Security Deposit has not been reissued in the name of MSAF or its designee on or prior to the Delivery Date relating to such Aircraft, less (y) the amount of all non-cash Security Deposits relating to any Aircraft delivered to MSAF or its designee and not reissued in the name of MSAF or its designee on or prior to such Delivery Date but that have been so reissued after such Delivery Date, which amount shall be available to be drawn only if the drawing conditions under such non-cash Security Deposits are satisfied in accordance with their terms.

     The Credit Enhancement Facility will name any Person within MSAF Group as beneficiaries as MSAF shall designate. Amounts drawn by a beneficiary under the Credit Enhancement Facility shall be notified to the Servicer not less than four Business Days prior to the draw date and shall accrue interest compounded daily and calculated on a bond equivalent basis in favor of the Servicer at 3% per annum and shall be repaid monthly to the Servicer by such beneficiary after the payment of any interest due and payable on the most junior public securitization debt of such Person or its Affiliates, pursuant to the priority of payments provisions set out in the instrument governing the issuance of such debt. Any amounts drawn and not so repaid shall continue to accrue interest on the basis set forth above. Amounts drawn under the Credit Enhancement Facility will be drawn and repaid on a pari passu basis with any other such credit facilities providing liquidity to MSAF at the equivalent priority level as determined by the priority of payments set out in any Indenture.

     An "ELIGIBLE PROVIDER" means ILFC, American International Group, Inc. or a bank or other financial institution, in each case whose short-term unsecured debt is rated at least A1+ by Standard & Poor's Rating Group, D1+ by Duff & Phelps Credit Rating Co. (if Duff & Phelps Credit Rating Co. is then rating the short-term unsecured debt of such institution) or P1 by Moody's Investors Service, Inc. (each such credit rating agency, together with any successors, a "RATING AGENCY").

     (ii) If at any time the provider of the Credit Enhancement Facility is not an Eligible Provider, the Servicer shall provide cash collateral for the amount of the Credit Enhancement Facility at such time to the commercially reasonable satisfaction of MSAF.

     (iii) The Servicer agrees to maintain the Credit Enhancement Facility until the earliest of (1) twenty-five years from the last Delivery Date, (2) termination of this Agreement pursuant to Section 10.02(b)(iii) or 10.02 (iv), and (3) as otherwise agreed between MSAF and the Servicer; provided that, if this

Agreement terminates pursuant to any provision of Section 10.02 other than subsections 10.02(b)(iii) and (iv) thereof, the Servicer shall continue to provide a Credit Enhancement Facility in an amount equal to only $10,000,000 and otherwise on the terms set out in this Section 5.05 until repayment or defeasance (but not refinancing) of all of the public securitization debt.

     (b) At any time before the consummation of the first Notes Offering, the Servicer shall provide credit support (the "SERVICER CREDIT ENHANCEMENT FACILITY") to MSAF in the amount and for the purposes that would otherwise be required for the Credit Enhancement Facility at such time pursuant to Section 5.05(a). MSAF may at any such time designate a beneficiary under the Servicer
Credit Enhancement Facility.   Amounts drawn by a beneficiary under the
Servicer Credit Enhancement Facility shall accrue interest in favor of the Servicer at 3% per annum compounded daily and calculated on a bond equivalent basis and shall be repaid monthly to the Servicer by such beneficiary after the payment of any interest due and payable by MSAF on its financial indebtedness (including indebtedness to an Affiliate of MSAF).

     SECTION 5.06. Security Deposits. For so long as the Servicer is servicing the Aircraft Assets under this Agreement, the Servicer shall hold, for the benefit of MSAF or its designee, all cash Security Deposits paid by Lessees with respect to the Aircraft Assets and any interest accruing on such Security Deposits shall be for the benefit of the Servicer unless such interest is required to be paid to the Lessee pursuant to the terms of any Lease. The Servicer agrees to return to MSAF or its designee Security Deposits that are
(a) determined in good faith by the Servicer to be no longer held on behalf of any Lessee, whether upon expiry or breach of the Lease or otherwise, (b) in an amount exceeding three months rent with respect to a single Aircraft and paid by a single Lessee, and (c) held by the Servicer on the earliest of (i) the termination of this Agreement and (ii) a date agreed by MSAF and the Servicer. Interest on Security Deposits payable to Lessees under the applicable Lease shall be paid by the party holding such Security Deposits.

     SECTION 5.07. Notes Offering. The Servicer agrees to use its best efforts to cooperate with MSAF and its Affiliates in connection with the public or private offering and sale after the last Delivery Date of any securities of MSAF or any of its Affiliates (a "NOTES OFFERING") including participating in customary marketing activities relating to a Notes Offering in the Servicer's capacity as Servicer of the Aircraft Assets (including road shows and investor meetings); attending, on reasonable prior notice, and subject to the reasonable availability of the Servicer's officers and employees, all meetings with Rating Agencies relating to any Notes Offering; providing MSAF and its Affiliates, underwriters, Rating Agencies and other advisors with reasonable opportunities to conduct legal and business due diligence with respect to the Servicer and provision of Services and with respect to the Aircraft Assets and Leases including providing any historical financial information, the names of prior lessees and repossession and restructuring information (including costs and expenses related thereto that are reasonably available) with respect to the Aircraft (which information shall not include any lease document to which MSAF or any of its Affiliates was not a party); procuring, at MSAF's expense, opinions of counsel with respect to matters requested by the Rating Agencies and relating to the Aircraft Assets, Leases and related documents and related collateral and payments thereunder; assisting with respect to the preparation by the Administrative Agent of financial statements for the Aircraft Assets as if the Aircraft Assets had been operated as a business, if and to the extent such financial statements are required by any regulatory authority; and providing, reviewing, commenting on and providing customary indemnities against material misstatements or omissions with respect to, written information regarding the Aircraft Assets, the Servicer and provision of Services for inclusion in any securities offering document related to the Aircraft Assets.


                                   ARTICLE 6

                   UNDERTAKINGS OF MSAF AND THE SUBSIDIARIES

     SECTION 6.01. Cooperation. Each of MSAF and the Subsidiaries shall at all times use their best efforts to cooperate with the Servicer to enable the Servicer to provide the Services, including providing the Servicer with all powers of attorney as may be reasonably necessary or appropriate to perform the Services.

     SECTION 6.02. No Representation with Respect to Third Parties. Each of MSAF and the Subsidiaries agrees that as between the Servicer, on the one hand, and any Person within the MSAF Group, on the other hand, no representation is made as to the financial condition and affairs of any Lessee of, or purchaser of, any Aircraft Asset or any manufacturer, representative, maintenance facility, contractor, vendor or supplier utilized by the Servicer in connection with its performance of the Services and, subject to the Standard of Liability, the Servicer shall have no liability with respect to such third parties.

     SECTION 6.03. Related Document Amendments. Each of MSAF and the Subsidiaries shall not take any action that would increase in any respect the scope, nature or level of the Services to be provided under this Agreement without the Servicer's prior written consent.

     SECTION 6.04. Other Servicing Arrangements. Without the prior written consent of the Servicer, MSAF and the Subsidiaries shall not (a) enter into, or cause or permit any Person (other than the Servicer) to enter into on their behalf, any transaction for the lease or sale of any Aircraft Asset in respect of which the Servicer is at such time performing Services, or (b) employ any Person other than the Servicer to perform any of the Services with respect to the Aircraft Assets.

     SECTION 6.05. Communications. Each of MSAF and the Subsidiaries shall forward promptly to the Servicer a copy of any written communication received from any Person in relation to any Aircraft Asset.

     SECTION 6.06. Ratification. Each of MSAF and the Subsidiaries hereby ratifies and confirms and agrees to ratify and confirm whatever the Servicer does in accordance with this Agreement in the exercise of any of the powers or authorities conferred upon the Servicer under the terms of this Agreement.

     SECTION 6.07. Execution, Amendment, Modification or Termination of Aircraft Assets Related Documents. (a) No later than five Business Days after the date that (i) any agreement, instrument or other document becomes an Aircraft Assets Related Document or (ii) any Aircraft Assets Related Document shall have been amended, modified or terminated, MSAF shall deliver written notice thereof to the Servicer together with (A) in the case of any newly executed Aircraft Assets Related Document, a true and complete copy of such Aircraft Assets Related Document, a list of all Aircraft Assets to which it relates and a description, in reasonable detail, of the relevance of such Aircraft Assets Related Document to such assets or (B) in the case of any amendment, modification or termination, a true and complete copy of any related agreement, instrument or other document; provided, however, that such notice or such document shall not be required to be delivered if the Servicer was substantially involved in the preparation and execution of such new, amended, modified or terminated agreement, instrument or other document.

     (b) MSAF shall promptly deliver to the Servicer a complete copy of each executed Indenture (which shall include a definition of the relevant calculation date) , Calculation Agency Agreement and Administrative Agency Agreement or similar agreements, and any amendments, changes, modifications or waivers relating to any of the aforementioned agreements, in each case excluding any confidential pricing information contained therein.

     (c) MSAF shall promptly notify the Servicer of the name, identity and contact details of the Administrative Agent, the Calculation Agent and Controlling Trustees and of any changes thereto and any other relevant information relating to such parties reasonably requested by the Servicer.

     SECTION 6.08. MSAF Group Accounts and Cash Arrangements. MSAF shall promptly notify the Servicer of any new bank or similar account established by or on behalf of MSAF or any of the Subsidiaries or otherwise relating to the Aircraft Assets and of any such account relating to any Aircraft Assets that become Aircraft Assets after the date of this Agreement and the closing of any such account. When MSAF notifies the Servicer that it has established a new bank or similar account by or on behalf of MSAF or any of the Subsidiaries or otherwise relating to the Aircraft Assets, MSAF shall provide the Servicer with an updated list of all material arrangements and procedures relating to the flow of cash related to the Aircraft Assets.

     SECTION 6.09. Notification of Bankruptcy. If any of MSAF or the Subsidiaries shall consider taking any action to:

     (a) file any petition or application, commence any proceeding, pass any resolution or convene a meeting with respect to itself or any of its Affiliates under any United States federal, state or foreign or international law relating to the appointment of a trustee in bankruptcy, liquidator or receiver with respect to any of MSAF or the Subsidiaries or over the whole or any part of any properties or assets of any of MSAF or the Subsidiaries or any bankruptcy, reorganization, compromise arrangements or insolvency of any of MSAF or the Subsidiaries; or

     (b) make an assignment for the benefit of its creditors generally;

     then MSAF shall notify the Servicer, to the extent practicable, of such consideration a reasonable period of time prior to taking any such action, but in any event, prior to taking any such action (it being understood that the foregoing notice requirement shall not be construed to prohibit or restrain the taking of any action described in (a) or (b) above). If any of MSAF or the Subsidiaries becomes aware of the intent or action of any Person (whether a creditor or member of any of MSAF or the Subsidiaries) to appoint a trustee in bankruptcy, liquidator or receiver, MSAF shall promptly notify the Servicer.

     SECTION 6.10. Further Assurances. Each of MSAF and the Subsidiaries agrees that at any time and from time to time upon the written request of the Servicer, it will execute and deliver such further documents and do such further acts and things as the Servicer may reasonably request in order to effect the purposes of this Agreement.

                                   ARTICLE 7

                       MSAF GROUP RESPONSIBILITY; BUDGETS

     SECTION 7.01. MSAF Group Responsibility. Notwithstanding the appointment of the Servicer to perform the Services and the related delegation of authority and responsibility to the Servicer pursuant to this Agreement, each of MSAF and the Subsidiaries shall remain responsible for all matters related to its business, operations, assets and liabilities.

     SECTION 7.02. Instructions by the MSAF Group. MSAF may at any time deliver written notice to the Servicer directing the Servicer to limit or terminate any action being taken by it under this Agreement or to take any action authorized or contemplated by this Agreement (including sale or disposal of any Aircraft Asset) or the applicable Lease which is described in reasonable detail in such notice and, upon receipt of such written notice, the Servicer shall use commercially reasonable efforts to comply with the terms thereof.

     SECTION 7.03. Request for Authority. (a) Subject to Section 7.03(b), if the Servicer wishes to take or approve any action which it is not expressly authorized under this Agreement to take or approve, it shall request authority from MSAF to take or approve the action. The Servicer's request for authority shall be in writing, and shall include a reasonably detailed explanation of the reason for the request. If on or prior to the last day for a response by MSAF as specified by the Servicer in its request (being not less than five Business Days after the request), MSAF does not expressly refuse such request, the Servicer may be deemed to be authorized in writing to take or to approve such action on behalf of the MSAF Group.

     (b) If the Servicer reasonably determines that an action to protect the interests of the MSAF Group is required before the expiration of the relevant time period specified in Section 7.03(a), then the Servicer shall send notification to MSAF of such determination and, unless otherwise directed by MSAF, the action proposed may be deemed to be authorized in writing on behalf of the MSAF Group.

     (c) In relation to each payment required to be made in relation to an Aircraft Asset and not certified under any other provision of this Agreement, the Servicer will submit a certificate to the Administrative Agent with a copy to MSAF giving reasonable details for such payment.

     SECTION 7.04. Overall Business Objectives with Respect to Aircraft Assets. The Servicer will perform the Services with a view towards maximizing the present value of the cash flows over the life of the Aircraft Assets from leasing and re-leasing or selling or otherwise disposing of Aircraft Assets taking into account the then-existing and anticipated market conditions affecting the operating lease of used aircraft and the commercial aviation industry generally and any restrictions within any Indenture.

     SECTION 7.05. Operating Budget; Aircraft Asset Expenses Budget. (a) (i) MSAF, on behalf of the MSAF Group, shall adopt with respect to the Initial Periods, each one Year period (a "ONE YEAR PERIOD") and each three Year period (a "THREE YEAR PERIOD") during the term of this Agreement:

                   (A) a separate cash operating budget with respect to the
              Aircraft Assets (each, an "OPERATING BUDGET"); and

                   (B) a separate cash budget with respect to Aircraft Asset
              Expenses related to the Aircraft Assets (each, an "ASSET EXPENSES BUDGET").

     The initial Operating Budgets for the period from the first Delivery Date through November 30, 1998 (the "ONE YEAR INITIAL PERIOD") and through November 30, 2000 (the "THREE YEAR INITIAL PERIOD" and together with the One Year Initial Period, the "INITIAL PERIODS"), and the initial Asset Expenses Budgets for the One Year Initial Period and the Three Year Initial Period, shall be substantially in a form to be agreed by the parties following execution of this Agreement but no later than the first Delivery Date (together, the "INITIAL APPROVED BUDGETS").

     The Operating Budgets and Asset Expenses Budgets for each Initial Period, One Year Period and Three Year Period during the term of this Agreement shall be adopted by MSAF Group in accordance with Section 7.05(b).

     The Servicer shall use best efforts to achieve the Initial Approved Budgets and the Approved Budgets for any One Year Period and Three Year Period.

     (b) In respect of each One Year Period and Three Year Period after the Initial Periods during the term of this Agreement, MSAF shall prepare, and deliver to the Servicer no later than the September 30 immediately preceding the commencement of each Year, proposed One Year and Three Year Operating Budgets and One Year and Three Year Asset Expenses Budgets for each such period together with reasonably detailed supporting information and the assumptions underlying such proposed Operating Budgets or Asset Expenses Budgets. The proposed Operating Budget and Asset Expenses Budget for the following Year shall include the Target Net Results amount.

     (c) In connection with the preparation of such proposed One Year and Three Year Operating Budgets and One Year and Three Year Asset Expenses Budgets for each period, the Servicer shall provide MSAF and the Administrative Agent, not later than the August 30 immediately preceding the commencement of each Year, information in a form to be agreed from time to time relating to (i) lease rates, (ii) downtime, (iii) technical expenditures (including any costs to be capitalized) relating to the Aircraft Assets, (iv) costs relating to insurance, legal, consulting and other similar expenses and (v) such other Aircraft Assets expense-related information as may be requested to prepare such budgets, in each case including the assumptions relating thereto.

     The Servicer shall have the right during the 30-day period following its receipt of MSAF's proposed Operating Budgets and Asset Expenses Budgets to express any objections it may reasonably have to such budgets. During such 30-day period, MSAF shall negotiate in good faith with the Servicer to agree on a final one Year and three Year Operating Budget and a final one Year and three Year Asset Expenses Budgets for each Period; provided that MSAF shall not be obligated to agree to any changes to its proposed Operating Budgets and Asset Expenses Budgets for any One Year Period or Three Year Period. Not later than the November 10 immediately preceding the commencement of such Year, MSAF shall deliver to the Servicer final Operating Budgets and Asset Expenses Budgets for each One Year Period and Three Year Period (the "APPROVED BUDGETS") together with reasonably detailed information regarding MSAF's underlying assumptions.

     (d) If at any time the Servicer reasonably believes that the incurrence of any Aircraft Asset Expense is reasonably likely to result in the actual aggregate Aircraft Asset Expenses of the same category as such Aircraft Asset Expense (taking into account all Aircraft Asset Expenses of such category incurred to date) exceeding 110% of the line item amount included in the then applicable Approved Budget for any One Year Period for such category of Aircraft Asset Expenses, the Servicer shall not incur such Asset Expense without prior notification to MSAF. In connection with the foregoing, the Servicer may request that the related line item amount included in the then applicable Approved Budget be increased to the reasonably anticipated level in such category for the balance of the relevant One Year Period or One Year Initial Period, as the case may be.

     SECTION 7.06. Transaction Approval Requirements. (a) Consistent with the overall business objectives of the MSAF Group with respect to the Aircraft Assets, and with the delegation to the Servicer by the MSAF Group of a practicable and workable level of autonomy, responsibility and authority regarding the performance of the Services, the Servicer shall not do any of the following without the express prior written approval of MSAF.

            (i) Except as required in accordance with the terms of any Lease or other agreement with the Lessee, sell (or enter into any commitment or agreement to sell) or otherwise dispose of any Aircraft or any Engine;

            (ii) Enter into any new Lease (or any renewal or extension of an existing Lease or other agreement with a Lessee) of Aircraft Assets if such new Lease shall not comply with the applicable provision of any indenture or similar agreement binding MSAF or any of its Affiliates and related to a Notes Offering (each such agreement, an "INDENTURE").

            (iii) Terminate any Lease or Leases to any single Lessee with respect to any Aircraft having an aggregate depreciated net book value on the books of the relevant Person (or Persons) in MSAF Group in excess of $100,000,000.

            (iv) Unless provided for in the then current One Year Approved Budget, enter into any contract for the modification or maintenance of Aircraft Assets forming part of the Aircraft Assets (A) if the costs to be incurred thereunder by the MSAF Group exceed the greater of (1) the estimated aggregate cost of a heavy maintenance "D" check for the airframe and a full restoration shop visit for the engines for Aircraft Assets of the type in question and (2) the amount of the available maintenance reserve or other collateral under the applicable Lease or
       (B) outside the ordinary course of the MSAF Group's business.

            (v) Enter into on behalf of MSAF or any of the Subsidiaries, any capital commitment or confirm any order or commitment to acquire, or acquire on behalf of the MSAF Group, aircraft or; subject to Section (e) of Article 4 of Schedule 2.02(a), engines with any aircraft or engine manufacturers except Servicer may enter into any capital commitment or order or commitment to acquire a replacement engine or spare part for an Aircraft so long as the same is provided for in the then applicable One Year Approved Budget.

            (vi) Issue any guarantee on behalf of, or otherwise pledge the credit of any Person within the MSAF Group.

            (vii) Unless permitted by any other provision of this Section 7.06, enter into any agreement for services to be provided in respect of Aircraft Assets by third parties outside the ordinary course of ILFC's business, the cost of which is to be borne by the MSAF Group, except in each case to the extent that the same is an Asset Expense provided for in the then applicable One Year Approved Budget.

            (viii) Incur on behalf of any Person within the MSAF Group any liability (actual or contingent) or cause any such liability to be incurred, except for a liability (A) contemplated in the then applicable One Year Approved Budget, (B) pursuant to a transaction of a type which is subject to another Transaction Approval Requirement or which would be subject to another Transaction Approval Requirement if the threshold set forth in such Transaction Approval Requirement were met or (C) incurred in the ordinary course of MSAF Group's business.

            (ix) On behalf of any Person within the MSAF Group enter into, amend or grant a waiver with respect to any transaction with the Servicer or any of its Affiliates including without limitation for the acquisition, sale or lease of any Aircraft Assets from or to, or the obtaining or provision of services by, any such Person.

     (b) Any transaction entered into by the Servicer on behalf of the MSAF Group shall be on an arm's length basis and on market terms, unless otherwise agreed by the MSAF Group or directed by the MSAF Group in accordance with
Section 7.02.

     (c) The transaction approval requirements (the "TRANSACTION APPROVAL REQUIREMENTS") set forth in this Section 7.06 may only be amended by mutual agreement of the parties, and shall not in any event be amended to reduce or circumscribe the delegation to the Servicer of the level of autonomy, authority and responsibility contemplated by the Transaction Approval Requirements with respect to the performance of the Services.


                                   ARTICLE 8

                                 EFFECTIVENESS

     SECTION 8.01. Effectiveness. The effectiveness of this Agreement and all obligations of the parties hereunder with respect to each Aircraft Asset shall be conditioned upon (a) the delivery of such Aircraft Asset to MSAF or one of the Subsidiaries, (b) with respect to MSAF, the Servicer and the entities listed on Appendix A to this Agreement the execution hereof by those parties and (c) with respect to the parties signing the Accession Agreement attached as Exhibit A to this Agreement, the execution of the Accession Agreement by those parties.

                                   ARTICLE 9

                            SERVICING FEES; EXPENSES

     SECTION 9.01. Servicing Fees. In consideration of the Servicer's performance of the Services, MSAF shall pay to the Servicer servicing fees consisting of the fees set forth in (a) Section 9.02 ("BASE FEES"), (b) Section 9.03, the "RENT PAYABLE FEE" and "RENT COLLECTED FEE", together, the "RENT FEES"), (c) Section 9.04 (the "INCENTIVE FEE") and (d) Section 9.05 (the "BASE SALES FEE" and "SALES INCENTIVE FEE", together, the "SALES FEES").

     SECTION 9.02. Base Fees. (a) A Base Fee shall be paid by MSAF to the Servicer of (i) $2,000,000 on December 1, 1997 and (ii) an amount with respect to each Aircraft for each month (the "AIRCRAFT MONTHLY BASE FEE") equal to the amount set forth below opposite the period during which such month occurs, multiplied by the Aircraft Monthly Base Fee Fraction with respect to such Aircraft for such month:

        Period                                           Amount
        ------                                           ------

        December 1, 1997 -- November 30, 1998          $83,333.33
        December 1, 1998 -- November 30, 1999          250,000.00
        From December 1, 1999 until the termination or
          expiration of this Agreement                 166,666.66


     The "AIRCRAFT MONTHLY BASE FEE FRACTION" for any month means, with respect to each Aircraft, the fraction which is the product of (x) the quotient of (A) the number of days during such month that MSAF Group owned such Aircraft (including the relevant Delivery Date and excluding the date of disposal of such Aircraft) divided by (B) the total number of days in such month, multiplied by (y) the quotient of (A) the Base Purchase Price of such Aircraft, as set forth on Exhibit A-1 to the Purchase Agreement divided by (B) the sum of the Base Purchase Prices of all the Aircraft.

     (b) For any month in which an Aircraft is initially delivered under the Purchase Agreement or disposed of, the Aircraft Monthly Base Fee payable with respect to such Aircraft shall be paid in arrears on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the month following such month. For any other month, all Aircraft Monthly Base Fees shall be paid in advance on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the month immediately preceding such month.

     SECTION 9.03. Rent Fees. (a) A Rent Payable Fee shall be paid for each month during the term of this Agreement by MSAF to the Servicer equal to 1% of the aggregate amount of the rent (as defined in each Lease, but, for the avoidance of doubt, not including any amounts reimbursable to Lessees) due to the lessor by each Lessee attributable to any such month, or portion of a month in which the related Aircraft is owned by MSAF Group and shall be paid on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of such month. If any Aircraft shall be initially delivered under the Purchase Agreement or disposed of during any such month, the Rent Payable Fee with respect to the related Lessee shall be pro-rated by multiplying the amount of rent attributable to the relevant month by a fraction, the numerator of which is the actual number of days the related Aircraft has been owned by MSAF Group in such month (including the relevant Delivery Date and excluding the date of disposal of such Aircraft) and the denominator of which is the actual number of days in such month. If the date of initial delivery or date of disposition occurs after the tenth day of such month or if any or all of the rent for such Aircraft is based on a number of flight hours flown by such Aircraft or any other variable rate (a "power-by-the-hour amount"), the fee in relation to such Aircraft or power-by-the-hour amount shall be paid on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the next succeeding month.

     (b) A Rent Collected Fee shall be paid for each month during the term of this Agreement by MSAF to the Servicer equal to 1% of the aggregate amount of the rent (as defined in each Lease but for the avoidance of doubt, not including any amounts reimbursable to Lessees) actually paid by each Lessee for such month or portion of a month the related Aircraft is owned by MSAF Group. All payments of the Rent Collected Fee shall be payable in arrears on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the month next succeeding the month in which the rental payment is made.

     SECTION 9.04. Incentive Fee. An Incentive Fee shall be payable during the term of this Agreement by MSAF to the Servicer for the One Year Initial Period and each subsequent One Year Period in the amount of (i) 10% of (ii) the amount (if any) by which the actual net results for such Year (calculated on the same basis as net results is calculated in the Approved Budget for such Year) shall have exceeded the Target Net Results. "TARGET NET RESULTS" for any Year shall be as specified in the Approved Budget for such Year, taking into account, among other things, cash amounts required to repay security holders of MSAF.
All payments of the Incentive Fee shall be payable in arrears on the fifteenth day (or, if not a Business Day, the next succeeding Business Day) of the month next succeeding the end of the One Year Initial Period and each subsequent One Year Period.

     SECTION 9.05. Sales Fees. (a) A Base Sales Fee shall be payable at any time during the term of this Agreement by MSAF to the Servicer in the amount of

(i) 1.5% of (ii) the lesser of (x) Net Cash Proceeds (including relating to a disposition of an Aircraft as a result of a total loss of such Aircraft) and
(y) the Target Sales Price for the sale of any Aircraft provided that no Sales Fees shall be payable with respect to sales in connection with a refinancing, restructuring or reorganization with respect to MSAF Group or the Aircraft after which the Servicer shall remain as servicer of such Aircraft. "TARGET SALES PRICE" means, with respect to a sale or disposition of any Aircraft, an amount agreed by MSAF and Servicer, subject to any restrictions imposed by any Indenture. "NET CASH PROCEEDS" means the gross cash proceeds of any sale or disposition of Aircraft net of any transaction costs (including transaction taxes and the Servicer's out-of-pocket expenses) and brokers' commissions.

     (b) A Sales Incentive Fee shall be payable at any time during the term of this Agreement by MSAF to the Servicer equal to (i) five percent multiplied by
(ii) Net Gains earned on the sale or disposition of any Aircraft. "NET GAINS" means, with respect to the sale of any Aircraft, an amount (not less than zero) of the Net Cash Proceeds in excess of the Target Sales Price in connection with such sale.

     SECTION 9.06. Expenses. (a) The Servicer shall be responsible for, and shall not be entitled to reimbursement for, the Servicer's overhead expenses ("OVERHEAD EXPENSES") which shall include, without limitation:

            (i) salary, bonuses, company cars and benefits of the Servicer's employees;

            (ii) travel and entertainment expenses of the Servicer's employees;

            (iii) office, office equipment and rental expenses other than office and office equipment rental expense charged by independent advisors retained by the Servicer with respect to the Aircraft Assets;

            (iv) telecommunications expenses;

            (v) advertising and promotional expenses; and

            (vi) taxes on the income, receipts, profits, gains, net worth or franchise of the Servicer and payroll, employment and social security taxes for employees of the Servicer.

     (b) (i) Without limiting the Servicer's obligations as Seller under the Purchase Agreement, the MSAF Group shall be responsible for all costs and expenses relating to or associated with the Aircraft Assets other than Overhead Expenses, ("AIRCRAFT ASSET EXPENSES") which shall include, without limitation,

                   (A) storage, maintenance, test flight, navigation, landing, ferry flights, fuel, repossession (whether or not successful), reconfiguration, refurbishment and repaid expenses related to Aircraft Assets, including all expenses incurred by the Servicer relating to compliance with airworthiness directives and service bulletins, which includes the fees and expenses of independent technicians and other experts retained for any of the foregoing purposes other than with respect to expenditures specifically agreed to be borne by the Servicer in or in connection with the Lease Novations (as defined in the Purchase Agreement);

                   (B) insurance expense related to Aircraft Assets, including all fees and expenses of insurance advisors and brokers;

                   (C) expenses incurred in connection with the acceptance of delivery of any Aircraft Asset, whether being sold or leased by any Person within the MSAF Group;

                   (D) fees and expenses of independent advisors including
              office and office equipment rental expense charged by such advisors retained by the Servicer with respect to the Aircraft Assets;

                   (E) outside legal counsel fees and expenses and other
              professional fees and expenses, (i) related to litigation concerning any Aircraft Asset, (ii) in the case of an Aircraft being leased in a jurisdiction other than a jurisdiction with respect to which the Servicer has both leased an aircraft previously and received an opinion of outside legal counsel (which may be lessee's outside counsel) and (iii) relating to out of the ordinary course of business situations; except as provided in Section 11.02(b)(i); and

                   (F) taxes reimbursable to the Servicer pursuant to this
              Section 9.06;

     In the event that MSAF does not approve the payment of any Asset Expense, the Servicer shall be entitled to make such payment on behalf of the MSAF Group and to the extent the Servicer does so, the funds so advanced ("REIMBURSABLE EXPENSES") shall be repaid by MSAF to the Servicer in accordance with paragraph 9.06(b)(ii) of this Section 9.06, provided that:

                   (G) The Servicer believes that failure to make such payment is reasonably likely to prejudice or otherwise adversely affect the Servicer or its Affiliates' business relationship with the relevant payee;

                   (H) The relevant Asset Expense (when added to all the
              Aircraft Asset Expenses of the same category incurred to date during such Year) shall not exceed 110% of the line item amount in the applicable One Year Approved Budget for such Year or the Asset Expense shall otherwise have been approved by MSAF; and

                   (I) The Servicer shall have contracted for or otherwise
              committed for such Asset Expense prior to such time.

            (ii) Reimbursable Expenses shall be paid by MSAF to the Servicer on the fifteenth day of the month (or, if such date is not a Business Day, the next succeeding Business Day) following the month in which payment of such Reimbursable Expenses was made by the Servicer.

     SECTION 9.07. Default Interest. Any late payment of fees and Reimbursable Expenses under this Agreement shall accrue default interest at One Month LIBOR until payment thereof, other than late payments arising from an administrative or technical bank payment error or the amount of which MSAF is contesting in good faith.


                                   ARTICLE 10

       TERMS; RIGHTS TO TERMINATE; CONSEQUENCES OF TERMINATION; SURVIVAL

     SECTION 10.01. Term. This Agreement shall expire on the twenty-fifth anniversary of the last Delivery Date. During such term, this Agreement shall not be terminable by either party except as expressly provided in this Article 10.

     SECTION 10.02. Right to Terminate. (a) At any time during the term of this Agreement, the Servicer shall in accordance with Section 10.02(a) be entitled to terminate this Agreement if:

            (i) MSAF fails to make any payment it is required to make to the Servicer within five days after written notice from the Servicer of such failure;

            (ii) MSAF or the Subsidiaries shall materially breach any of their obligations under this Agreement other than payment obligations;

            (iii) all of the public debt of MSAF is repaid or defeased in full in accordance with the terms of any Indenture;

            (iv) all of the Aircraft of the MSAF Group are sold;

            (v) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of MSAF or the Subsidiaries or in respect of a substantial part of the property or assets of MSAF or the Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 120 days or an order or decree approving or ordering any of the foregoing shall be entered or MSAF or the Subsidiaries shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it, or if a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or

            (vi) MSAF or the Subsidiaries shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail within 120 days to contest the filing of, any petition described in clause 10.02(a)(v) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment for the benefit of its creditors.

     (b) At any time during the term of this Agreement, MSAF and the Subsidiaries shall in accordance with Section 10.02(c) be entitled to terminate this Agreement with respect to one or more Aircraft if:

            (i) the Servicer shall materially breach any of its obligations under this Agreement;

            (ii) the Servicer fails to, within a reasonable period of time, re-lease an Aircraft upon the termination of any Lease or sell an Aircraft upon commercially reasonable written direction from MSAF;

            (iii) all of the public debt of MSAF is repaid or defeased in full in accordance with the terms of any Indenture;

            (iv) all of the Aircraft of the MSAF Group are sold;

            (v) a Change of Control has occurred and, as a result thereof, a Rating Decline occurs. A "CHANGE OF CONTROL" will be deemed to have occurred at such time as either (A) any Person or any Persons acting together that would constitute a "group" (a "GROUP") for purposes of
       Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto, together with any Affiliates or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision thereto ("RULE 13D-3") at least 50% of the aggregate voting power of all classes of voting stock of the Servicer; or (B) any Person or Group, together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Servicer such that such nominees, when added to any existing director remaining on the Board of Directors of the Servicer after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Servicer; provided that with respect to both clauses
       (A) and (B) above, a Change of Control shall not be deemed to have occurred if AIG continues to beneficially own (within the meaning of Rule 13d-3) at least 51% of the aggregate voting power of all classes of voting stock of the Servicer.

            A "RATING DECLINE" will be deemed to have occurred if at any time between (a) the date of public notice of a Change of Control, or of the intention of the Servicer or of any Person to effect a Change of Control and (b) 90 days after the occurrence of the Change in Control (which period shall in either event be extended so long as the rating of the outstanding senior unsecured long-term debt securities of the Servicer is under publicly announced consideration for possible downgrade by a Rating Agency), the rating of the outstanding senior unsecured long-term debt securities of the Servicer is decreased by any Rating Agency from the rating given by any such Rating Agency on the date hereof.

            A "RELATED PERSON" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding common stock of such Person, (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the voting stock of such Person.

            (vi) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of the Servicer or in respect of a substantial part of the property or assets of the Servicer, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law, and such proceeding or petition shall continue undismissed for 120 days or an order or decree approving or ordering any of the foregoing shall be entered or the Servicer shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within 120 days; or

            (vii) the Servicer shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership or similar law,
       (B) consent to the institution of, or fail within 120 days to contest the filing of, any petition described in clause 10.02(b)(vi) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (D) make a general assignment for the benefit of its creditors.

     (c) (i) A terminating party may, at any time during the term of this Agreement, by written notice ("TERMINATION NOTICE") to the terminated party, set forth its determination to terminate this Agreement pursuant to this
Section 10.02 Any Termination Notice shall set forth in reasonable detail the basis for such termination.

            (ii) No later than the fifth Business Day following the delivery of the Termination Notice (the "EFFECTIVENESS DATE"), the terminated party shall advise the terminating party in writing whether the terminated party (A) intends to cure the basis for such termination and, if so, the action it intends to take to effectuate such cure or (B) does not intend to cure the basis for such termination (it being understood that failure of the terminated party to deliver such written advice by such day shall be deemed to constitute notice that it does not intend to cure the basis for termination). In the event that the terminated party notifies (or is deemed to have notified) the terminating party that it does not intend to cure the basis for such termination, then this Agreement shall terminate, subject to Section 10.03(c)(ii), immediately or on such later date that the terminating party shall have indicated in the Termination Notice. In the event that the terminated party notifies the terminating party by such fifth Business Day that it intends to cure the basis for such termination, then the terminated party shall (A) have 30 days from the Effectiveness Date to effectuate such cure to the satisfaction of the terminating party or (B) if such cure cannot reasonably be expected to be effectuated within a 30-day period, (1) demonstrate to the satisfaction of the terminating party that substantial progress is being made toward the effectuation of such cure and (2) effectuate such cure to the reasonable satisfaction of the terminating party no later than the sixtieth day following the Effectiveness Date. Upon the failure of the terminated party to effectuate a cure in accordance with the immediately preceding sentence, this Agreement shall terminate on the latest of (A) the day immediately following the expiration of such 30 or 60-day period, as the case may be, (B) such later date as shall be indicated in the Termination Notice and (C) the date as of which a Replacement Servicer has been engaged to perform the Services with respect to the Aircraft and has accepted such appointment in accordance with the provisions of Section 10.03(c).

     SECTION 10.03.  Consequences of Termination.

     (a) (i) Upon the expiration or termination of this Agreement in accordance with this Article 10, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, the Servicer will promptly forward to MSAF any notices, reports and communications received by it from any relevant Lessee after termination or expiration.

            (ii) MSAF will notify promptly each relevant Lessee and any relevant third party of the termination or expiration of the Servicer under this Agreement in relation to any of the Aircraft and will request that all such notices, reports and communications thereafter be made or given directly to or as directed by MSAF.

     (b) A termination or resignation in relation to any or all Aircraft shall not affect the respective rights and liabilities of either party accrued prior to such termination in respect of any prior breaches hereof or otherwise.

     (c) (i) Upon the expiration or termination of this Agreement in accordance with this Article 10, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, the Servicer will cooperate with any Replacement Servicer, including providing all information, documents and records relating to the Aircraft.

            (ii) Other than pursuant to a termination of this Agreement in accordance with Section 10.02(a)(i), this Agreement may not be terminated with respect to the Servicer, in whole or in part, unless a Replacement Servicer has been appointed and has accepted such appointment; provided, however, that in the event that a Replacement Servicer shall not have been appointed within 90 days after any termination of this Agreement with respect to the Servicer or any resignation by the Servicer, the Servicer may petition any court of competent jurisdiction for the appointment of a Replacement Servicer.

     (d) Upon the termination of this Agreement in accordance with this Article 10, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, MSAF shall continue to pay the Servicing Fees and Reimbursable Expenses to the Servicer until a Replacement Servicer shall have been appointed and shall have accepted such appointment in accordance with the provisions of Section 10.03(c) and such appointment has become effective.

     (e) Upon the termination of this Agreement in accordance with this Article 10, or upon the removal of the Servicer with respect to the performance of the Services for any Aircraft, the Servicer shall promptly return the Security Deposits and the originals within its possession of all applicable Aircraft Assets Related Documents and other documents related to the Aircraft Assets to MSAF and shall provide access to other documentation and information relating to the business of the MSAF Group (and, to the extent practicable, copies thereof) within its possession as is reasonably necessary to the conduct of the MSAF Group's business.

     (f) Upon the expiration or termination of this Agreement in accordance with this Article 10, the parties shall, subject to Section 10.04 and Section 10.03(b), be relieved of any obligations hereunder.

     SECTION 10.04. Survival. Notwithstanding any termination or the expiration of this Agreement, the obligations of MSAF, and the Subsidiaries under Section 3.03, Section 3.04, Section 10.03, Section 10.04, and Article 11 and the Servicer's obligations under Section 3.03, Section 5.05, Section 10.03,
Section 10.04, Article 11.01 and 13.09 shall survive such termination or expiration, as the case may be.

                                   ARTICLE 11

                                INDEMNIFICATION

     SECTION 11.01. Indemnity. (a) MSAF and the Subsidiaries do hereby assume liability for, and do hereby jointly and severally agree to indemnify reimburse and hold harmless on an After-Tax Basis, the Servicer from any and all Losses that arise as a result of the Servicer's performance of any of its obligations as Servicer or as a result of any action which the Servicer is requested to take or requested to refrain from taking by MSAF; provided that such indemnity shall not extend to (i) any Loss which arises as a result of the willful misconduct of the Servicer, (ii) any Loss which directly results from a breach by the Servicer of the express terms and conditions of this Agreement or (iii) any Loss for which the Servicer indemnifies MSAF and its Affiliates arising as a result of any material misstatements or omissions in any public filings relating to written information on the Aircraft and the Servicer provided by the Servicer for disclosure in such public filings.

     (b) The Servicer agrees to give MSAF prompt notice of any action, claim, demand, discovery of fact, proceeding or suit for which the Servicer intends to assert a right to indemnification under this Agreement; provided, however, that failure to give such notification shall not affect the Servicer's entitlement to indemnification under this Section 11.01 unless and only to the extent such failure results in actual material prejudice to any of MSAF or the Subsidiaries with respect to the action, claim, demand, discovery of fact, proceeding or suit for which a right of indemnification is asserted.

     SECTION 11.02. Procedures for Defense of Claims. (a) If a Third Party Claim is made against the Servicer, the Servicer shall promptly notify MSAF in writing of such claim (which notice shall include all relevant information reasonably necessary for MSAF to understand such claim which is in the possession or under the control of, or can be obtained by, the Servicer at the time of such notice, subject to Applicable Laws and confidentiality obligations), and the Servicer or MSAF (as agreed between them) will undertake the defense thereof. The failure to notify MSAF promptly shall not relieve it of its obligations under this Article 11 unless such failure results in actual material prejudice to any of MSAF or the Subsidiaries with respect to the action, claim, demand, discovery of fact, proceeding or suit for which a right of indemnification is asserted.

            (b) If agreed and accepted by the Servicer, MSAF shall within 30 days, undertake the conduct and control, through counsel of its own choosing (subject to the consent of the Servicer, such consent not to be unreasonably withheld or delayed) and at the MSAF Group's sole risk and expense, of the good faith settlement or defense of such claim, and the

       Servicer shall cooperate fully with MSAF in connection therewith; provided that (i) at all times the Servicer shall be entitled to participate in such settlement or defense through counsel chosen by it (after reasonable consultation with MSAF), and the fees and expenses of such counsel shall be borne by the Servicer, and (ii) none of MSAF or the Subsidiaries shall be entitled to settle such claims unless it shall have confirmed in writing the obligation of MSAF or the Subsidiaries to indemnify the Servicer for the liability asserted in such claim.

     (c) So long as MSAF is reasonably contesting any such claim in good faith, the Servicer shall fully cooperate with MSAF in the defense of such claim as reasonably required by MSAF, and MSAF shall reimburse the Servicer for reasonable out-of-pocket expenses incurred in connection with such cooperation. Such cooperation shall include the retention and the provision of records and information which are reasonably relevant to such Third Party Claim and the availability on a mutually convenient basis of directors, officers and employees to provide additional information. The Servicer shall not settle or compromise any claim without the written consent of MSAF unless the Servicer agrees in writing to forego any and all claims for indemnification from MSAF and the Subsidiaries with respect to such claims.

     SECTION 11.03. Reimbursement of Costs. The costs and expenses, including fees and disbursements of counsel (except as provided in Section 11.02(b)(i)) and expenses of investigation, incurred by the Servicer in connection with any Third Party Claim, shall be reimbursed on the fifteenth of each month (or if not a Business Day, the next succeeding Business Day) by MSAF upon the submission of evidence reasonably satisfactory to MSAF that such expenses have been incurred in the preceding month, without prejudice to MSAF's right to contest the Servicer's right to indemnification and subject to refund in the event that MSAF, and the Subsidiaries are ultimately held not to be obligated to indemnify the Servicer.


                                   ARTICLE 12

                           ASSIGNMENT AND DELEGATION

     SECTION 12.01. Assignment and Delegation. (a) No party to this Agreement shall assign or delegate this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of each of the other parties; provided, however, the foregoing provisions on assignment and delegation shall not limit the ability of (i) the Servicer to contract with any Person, including any of its Affiliates, for services in respect of Aircraft Assets or

(ii) MSAF to transfer or assign the benefit of the Servicer's representations, warranties, covenants and indemnity obligations to a special purpose entity or entities established by it in connection with a securitization of the Aircraft Assets.

     (b) Without limiting the foregoing, any Person who shall become a successor by assignment or otherwise of any of MSAF, the Subsidiaries or the Servicer (or any of their respective successors) in accordance with this
Section 12.01 shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement.


                                   ARTICLE 13

                                 MISCELLANEOUS

     SECTION 13.01. Best Efforts. In this Agreement the term "best efforts" shall mean reasonable best efforts under the commercial circumstances at the time.

     SECTION 13.02. Notices. Any notice, request or information required or permissible under this Agreement will be in writing and in English. Notices will be delivered in person or sent by fax, letter (mailed airmail, certified and return receipt requested), or by expedited delivery addressed to the parties as set forth below in this Section. In the case of a fax, notice will be deemed received upon the date set forth on the confirmation of receipt produced by the sender's fax machine immediately after the fax is sent. In the case of a mailed letter, notice will be deemed received on the tenth (10th) day after mailing. In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions. Notices will be addressed as follows:

     if to MSAF, to:

     Administrative Agent
     c/o KPMG Corporate Finance
     Russell Court
     St. Stephen's Green
     Dublin 2 Ireland
     Attention: Kieran O'Keefe
     Fax: +353 1 708 1500
     with a copy to:

     Davis Polk & Wardwell
     1 Frederick's Place
     London EC2R 8AB
     Attention: Mr. Tom Reid
     Fax: +44-171-418 1400

     and

     Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     Attention: Mr. Scott Peterson
     Fax: +44-171-415 4328

     if to the Servicer, to:

     International Lease Finance Corporation
     1999 Avenue of the Stars
     39th Floor
     Los Angeles, CA 90067
     Attention: Legal Department
     Fax: +1 310 788 1990

or to such other address as any party hereto shall from time to time designate in writing to the other parties.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 7 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     SECTION 13.03. Governing Law. This agreement shall be governed by and construed in accordance with the law of the State of New York.

     SECTION 13.04. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.02 shall be deemed effective service of process on such party.

     SECTION 13.05.  WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY
IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 13.06. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 13.07. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     SECTION 13.08. Power of Attorney. Each of MSAF and the Subsidiaries shall appoint the Servicer and its successors, and its permitted designees and shall assign, as their true and lawful attorney-in-fact. All services to be performed and actions to be taken by the Servicer pursuant to this Agreement shall be performed to and on behalf of each of MSAF and the Subsidiaries. The Servicer shall be entitled to seek and obtain from each of MSAF and the Subsidiaries a power of attorney in respect of the execution of any specific action as the Servicer deems appropriate.

     SECTION 13.09. Restrictions on Disclosure. The Servicer agrees that it shall not, prior to the termination or expiration of this Agreement or within the three years after such termination or expiration, disclose to any Person any confidential or proprietary information, whether of a technical, financial, commercial or other nature, received directly or indirectly from any Person within the MSAF Group regarding the MSAF Group's business or the Aircraft Assets or the Leases, except as authorized in writing by MSAF, and except:

     (a) to Representatives of the Servicer and any of its Affiliates in furtherance of the purpose of this Agreement;

     (b) to the extent required by Applicable Law or by judicial or administrative process, but in the event of proposed disclosure, the Servicer shall seek the assistance of MSAF to protect information, in which MSAF has an interest, to the maximum extent achievable;


     (c)  to the extent that the information:

            (i)  was generally available in the public domain;

            (ii) was lawfully obtained from a source under no obligation or confidentiality, directly or indirectly, to any Person within the MSAF Group;

            (iii) was disclosed to the general public with the approval of any Person within the MSAF Group;

            (iv) was in the files, records or knowledge of the Servicer or any of the Servicer's Affiliates prior to initial disclosure thereof to the Servicer or any of the Servicer's Affiliates by any Person within the MSAF Group;

            (v) was provided by any Person within the MSAF Group to the Servicer or any of the Servicer's Affiliates without any express written restriction on use of or access to such information; or

            (vi) was developed independently by the Servicer or any of the Servicer's Affiliates; and

     (d) to the extent the Servicer deems necessary to protect and enforce its rights and remedies under this Agreement.

     SECTION 13.10. Rights of Setoff. To the extent permitted by Applicable Law, the Servicer hereby waives any right it may have under Applicable Law to exercise any rights of setoff it has under Applicable Law with respect to any assets it holds owned by, or money or monies it owes to, any Person within the MSAF Group pursuant to and in accordance with the terms and conditions of this

Agreement; provided, however, that this Section 13.10 shall not affect any rights of setoff or other rights that the Servicer has or may have under the express terms and conditions of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.


     INTERNATIONAL LEASE FINANCE
     CORPORATION


     By: /s/ Alan H. Lund
     Name: Alan H. Lund
     Title: Executive Vice President



MORGAN STANLEY AIRCRAFT FINANCE

By: /s/ Karl Essig
     Name: Karl Essig
     Title: Attorney-in-Fact


THE ENTITIES LISTED ON APPENDIX A HERETO


By: /s/ Karl Essig
     Name: Karl Essig
     Title: Attorney-in-Fact

                                                                      APPENDIX A


     MSA I, a Delaware business trust

Aircraft Assets Services

     The provision of the Services set forth in this Schedule 2.02(a) will be subject in all cases to such approval as may be required or such limitations as may be imposed pursuant to Section 7.06 of this Agreement and the provisions of this Schedule 2.02(a) shall be deemed to be so qualified.

     Unless otherwise defined herein, all capitalized terms used in this
Schedule 2.02(a) have the meanings assigned to such terms in the Purchase Agreement.


                                   ARTICLE 1

                                 LEASE SERVICES

     SECTION 1.01.  Collections and Disbursements.

     In connection with each Lease of an Aircraft Asset under which any Person within the MSAF Group is the lessor, the Servicer will:

     (a) invoice the Lessee (if contemplated by the applicable Lease) or otherwise arrange, on behalf of such Person within the MSAF Group, for all payments due from the Lessee, including Rents, Security Deposits, Maintenance Reserves, late payment charges and any payments in respect of Taxes and other payments (including technical, engineering, insurance and other recharges) due under the relevant lease, direct the Lessee, subject to the terms of the lease, to make such payments to such accounts as are specified in writing by the Calculation Agent and enforce the payment thereof in the event of a nonpayment by the relevant due date;

     (b) review from time to time, as deemed necessary by the Servicer, the level of rents, Security Deposits, Maintenance Reserves and other amounts that may be adjusted under the Lease and propose to the relevant Lessee or make such adjustments to the rents, Security Deposits, Maintenance Reserves and other amounts as are required or that the terms of the relevant Lease and practices that the Servicer believes are prevalent in the operating lease market;

     (c) maintain appropriate records regarding payments under the Leases;

     (d) subject to the terms of any applicable Aircraft Asset Related Document, take such actions as are necessary to apply any payments of any type received from any Lessee on a basis consistent with the directions of such Lessee, or as otherwise reasonably determined by the Servicer, and, to the extent that any such payments are made to an account other than the account to which such payment should have been directed pursuant to such Lessee's direction, to take such further actions as are necessary to give effect to such directions; and

     (e) provide for the safekeeping and recording of any letters of credit, guarantees or other credit support (other than cash and cash equivalents) held as part of Security Deposits or Maintenance Reserves and the timely renewal or drawing on or disbursement thereof as provided under the applicable Lease or other Aircraft Asset Related Document or otherwise in accordance with Section
1.05 of this Schedule 2.02(a).

     SECTION 1.02. Maintenance. The Servicer will perform the following technical services relating to the maintenance of the Aircraft Assets:

     (a) monitor the performance of maintenance obligations by Lessees under all Leases relating to the Aircraft Assets by including the Aircraft Assets in the Servicer's technical audit program (which shall include, if deemed necessary based on the reasonable determination of the Servicer, inspection of each Aircraft Asset and maintenance of a record of all written reports generated in connection with such inspections) consistent with practices employed from time to time by International Lease Finance Corporation and its Affiliates with respect to their own Aircraft; the Servicer shall advise MSAF as to the content of such technical audit program and shall advise MSAF as to any material change to such technical audit program from time to time;

     (b) in connection with a termination or expiration of a Lease under which any Person within the MSAF Group is the lessor:

            (i) arrange for the appropriate technical inspection of the Aircraft Asset for the purpose of determining if the re-delivery conditions under the Lease have been satisfied;

            (ii) maintain a record of the return acceptance certificate and related written materials normally received and retained or generated by the Servicer in connection with such inspection and provide reasonable access to such certificates and written materials to the relevant Persons within the MSAF Group;

            (iii) on the basis of the final inspection and available records, determine whether the Lessee has complied with the return condition and maintenance requirements of the applicable Lease;

            (iv) (A) determine whether the Lessee has satisfied the re-delivery conditions applicable to the Aircraft Asset specified in the Lease and negotiate any modifications, repairs, refurbishments, inspections or overhauls to or compromises of such conditions that the Servicer deems reasonably necessary or appropriate, (B) determine the application of any available Security Deposits, Maintenance Reserves or other payments under the Lease and (C) maintain a record of the satisfaction of such conditions and accept redelivery of the Aircraft Asset; and

            (v) determine the need for and procure any maintenance or refurbishment of the Aircraft Asset upon redelivery, including compliance with applicable airworthiness directives, service bulletins and other modifications in all cases which the Servicer may deem reasonably necessary or appropriate for the marketing of the Aircraft Asset consistent with its own practice with respect to its own aircraft;

     (c) consider and, to the extent the Servicer deems reasonably necessary or appropriate, approve any Lessee-originated modifications to any Aircraft Asset submitted by any Lessee:

            (i) to the extent authorized by the terms of the relevant Lease; or

            (ii) which the Servicer reasonably determines would not result in a material diminution in value of the Aircraft Asset;

     (d) estimate the amount (if any) MSAF is obliged to contribute pursuant to the provisions of a Lease (taking into account the amount of Maintenance Reserves available with respect to such Lease and the receivables position of the related Lessee) to maintenance work performed, the cost of complying with any modification requirements, airworthiness directives and similar requirements; and

     (e) arrange appropriate storage and any required on-going maintenance of any Aircraft Asset, at the expense of MSAF, following termination of a Lease for any reason and redelivery of the Aircraft Asset thereunder and prior to delivery of such Aircraft Asset to a new lessee or purchaser, consistent with the Servicer's own practice with respect to its own aircraft.

     The Servicer shall generally provide the technical/maintenance advisory services set forth in this Section 1.02 of this Schedule 2.02(a) through the use of its own staff, consistent with the Servicer's own practice with respect to its own aircraft; provided that it shall utilize third parties to provide such technical/maintenance services where it shall deem appropriate (it being understood that while the obligations set forth in Section 1.02 of this
Schedule 2.02(a) are, to the extent possible, generally anticipated to be discharged by the Servicer without resorting to third party service providers, the Servicer retains the flexibility to engage third party service providers as it reasonably determines in its sole discretion to be appropriate).

     SECTION 1.03. Insurance. (a) The Servicer will provide the following insurance services:

            (i) negotiate the insurance provisions of any proposed lease or other agreement affecting any of the Aircraft Assets, with such provisions to include such minimum coverage amounts with respect to hull and liability insurance as are consistent with ILFC's commercially reasonable practice with respect to its own aircraft with any differences in such amounts and the amounts set forth on Schedule 1.03(a) to this Schedule 2.02(a) to be notified to MSAF by the Servicer;

            (ii) monitor the performance of the obligations of Lessees relating to insurance under Leases of any Aircraft Assets and ensure that appropriate evidence of insurance exists with respect to any Aircraft Assets maintenance facilities providing maintenance work on the Aircraft paid for by the Servicer;

            (iii) assist in arranging, through MSAF's broker, a group aviation insurance program covering the Aircraft Assets (it being understood that any savings resulting from a group policy covering both Aircraft Assets and Other Assets shall be shared equitably based on the amount of insurance obtained and premium paid thereunder with respect to the covered Aircraft Assets, on the one hand, and the Other Assets, on the other hand), with such minimum coverage amounts with respect to hull and liability insurance as are consistent with ILFC's commercially reasonable practice with respect to its own aircraft with any differences in such amounts and the amounts set forth on Schedule 1.03(a) to this Schedule 2.02(a) to be notified to MSAF by the Servicer;

            (iv) arrange, through MSAF's broker, at the expense and written direction of MSAF, such political risk insurance for Aircraft Assets habitually based or registered in those countries in a list to be determined by MSAF from time to time by MSAF and such other insurance related thereto from the sources and with such minimum coverage amounts with respect to hull insurance as are consistent with ILFC's commercially reasonable practice with respect to its own aircraft with any differences in such amounts and the amounts set forth on Schedule 1.03(a) to this Schedule 2.02(a) to be notified to MSAF by the Servicer;

            (v) if at any time any Aircraft Asset ceases to be insured or any Person within the MSAF Group requires insurance coverage relating to an Aircraft for any reason, including default by the lessee or an Aircraft Asset not being leased upon termination of a Lease, the Servicer will arrange through MSAF's broker, at the direction and expense of MSAF, alternative insurance coverage, with such minimum coverage amounts with respect to hull and liability insurance as are set forth on Schedule 1.03(a) to this Schedule 2.02(a), except as notified to MSAF by the Servicer;

            (vi) advise MSAF of any settlement offers received by the Servicer from a Lessee or its insurer with respect to any claim of damage or loss in excess of the damage notification threshhold in the relevant Lease with respect to an Aircraft Asset, provide MSAF with copies of all relevant documentation related thereto and such other additional information and advice from the Lessee's or the insurer's agents, brokers or adjusters as MSAF may reasonably request and, upon direction from MSAF that any settlement offer received by the Servicer related thereto is acceptable (which direction, if not received 15 days after such advisement, shall be deemed to be a direction not to accept such settlement offer), forward to MSAF's insurance broker the appropriate documentation, including releases and any indemnities required in connection with such releases, to give effect to such settlement offer and procure the execution of such documentation by MSAF.

provided, however, that, in each case where insurance is to be obtained by the Servicer through MSAF's broker, such insurance is reasonably available in the relevant insurance market using reasonable sourcing techniques consistent with the techniques for the Servicer's then current practice for obtaining such insurance. Any decision or action implemented by or on behalf of MSAF as a result of the insurance services provided by the Servicer is solely the decision of MSAF. The foregoing provisions shall apply to any arrangements in which Persons other than Lessees have possession of, or insurance responsibility for, an Aircraft Asset (including in the event that an Aircraft Asset has been sold pursuant to a mortgage, deferred payment agreement or any similar arrangement).

     (b) The Servicer shall provide to MSAF such periodic reports regarding insurance matters relating to the Aircraft Assets as the Servicer shall generate internally or deliver to MSAF's insurance broker from time to time or as MSAF shall request.

     SECTION 1.04. Administration. The Servicer is authorized to administer each Lease in accordance with its terms and as otherwise specifically addressed herein.

     SECTION 1.05. Enforcement. The Servicer is authorized to enforce the obligations owed to the relevant Person within the MSAF Group by the Lessee and any other parties under each Lease and under any ancillary agreements thereto delivered by MSAF to the Servicer (including any guarantees of the obligations of the Lessee). Following any default by a Lessee under the applicable Lease, the Servicer will take all steps as it deems reasonably necessary or appropriate to preserve and enforce the rights of the relevant Person within the MSAF Group under the applicable Lease, including entering into negotiations with such Lessee with respect to the restructuring of such Lease or declaration of an event of default under the applicable Lease, drawing on or making disbursement of any Security Deposits, Maintenance Reserves or any letters of credit, guarantees or other credit support thereunder, voluntary or involuntary termination of the Lease and repossession of the Aircraft Asset that is the subject of the Lease, and pursuing such legal action with respect thereto as the Servicer deems reasonably necessary or appropriate.

     SECTION 1.06. Lease Modifications. (a) The Servicer shall be authorized to make such amendments and modifications to any Lease as it shall deem reasonably necessary or appropriate; provided, however, that such amendment or modification shall require the approval of MSAF pursuant to

Section 7.06 of this Agreement if the provisions of such amendment or modification, were they to be included in a new Lease to be entered into after the date hereof, would, on their own, cause the entering into of such new Lease to require the approval of MSAF pursuant to Section 7.06(a)(ii) of this Agreement. Such amendments or modifications may be made without regard to whether there is a default by the Lessee or other party under or with respect to any such Lease.

     (b) The Servicer may waive, in its absolute discretion, overdue interest due from any Lessee under any Lease on any default in payment of rent, maintenance reserves or other amount thereunder if any such default is cured within one month of the date on which such payment was due and such amount is less than or equal to $50,000.

     SECTION 1.07. Options and Other Rights. The Servicer shall be authorized to take such action as it shall deem reasonably necessary or appropriate with respect to:

     (a) the exercise by any Lessee of any option or right affecting the applicable Aircraft Asset or the applicable Lease, consistent with the terms of any such option or right; and

     (b) the exercise on behalf of any Person within the MSAF Group of any right or option that such Person may have with respect to any of the Aircraft Assets or the Leases provided such exercise is in accordance with the terms of the relevant Lease.

     SECTION 1.08. Lessee Solicitations. Upon MSAF's request, with respect to the Aircraft Assets, the Servicer shall provide assistance to the relevant Persons within the MSAF Group with respect to (a) obtaining Lessee consents, novations, assignments, amendments and related documentation (including insurance certificates, title transfer documents and legal opinions) and (b) the issue (or reissue) or amendment of letters of credit, guarantees and related documentation.

                                   ARTICLE 2

                           COMPLIANCE WITH COVENANTS

     SECTION 2.01. Compliance Generally. The Servicer shall take such actions as it shall deem reasonably necessary or appropriate to keep MSAF in compliance with its obligations and covenants under any Indenture solely to the extent that such obligations and covenants specifically relate to the status, insurance, maintenance or operation of the relevant Aircraft Asset; provided, however, that the foregoing shall only apply to any indenture covenants that are set forth in full in copies of such Indenture delivered by MSAF to the Servicer, each certified by MSAF as a true and complete copy thereof (and MSAF shall promptly provide the Servicer with all amendments, supplements and waivers thereto, so certified).

     SECTION 2.02.  Certain Matters Relating to Concentration Thresholds.

     (a) Concentration Thresholds Generally. The Servicer shall comply with any covenants specifically relating to limitations on Lessee concentration set forth in any Indenture ("CONCENTRATION THRESHOLDS") and shall promptly inform MSAF of any proposed transaction that it determines may result in such Concentration Thresholds being exceeded, and MSAF shall promptly provide to the Servicer any information that the Servicer may reasonably require in connection with such Concentration Thresholds in order to comply with the provisions of this Section
2.02 of this Schedule 2.02(a). The Servicer shall not enter into any such transaction other than pursuant to the terms of Section 2.02(b) below.

     (b) Directions to Servicer. The Servicer shall not enter into any transaction with respect to which it has provided notice pursuant to Section 2.02(a) of this Schedule 2.02(a) until MSAF has provided a written certification to the Servicer to the effect that such transaction will not result in any violation of the Concentration Thresholds and the Servicer shall be entitled to rely upon such certification for all purposes of this Agreement and this Schedule 2.02(a); provided that if the Servicer has not received such written certification within fifteen Business Days of notification by the Servicer to MSAF, the Servicer shall not enter into any such transaction.


                                   ARTICLE 3

                                LEASE MARKETING

     (a) The Servicer shall provide and perform lease marketing services with respect to the Aircraft Assets and in connection therewith is authorized:

            (i) to negotiate and enter into any commitment for a lease of an Aircraft Asset on behalf of and (through a power of attorney) in the name of the relevant Person within the MSAF Group; and

            (ii) to include within any commitment for a Lease of an Aircraft Asset any intermediate Lease or Leases through any Person within the MSAF Group that the Servicer deems reasonably necessary or appropriate.

     (b) The Servicer shall commence the negotiation of any commitment for a Lease or Leases of Aircraft Assets in a manner consistent with the practices employed by the Servicer with respect to its aircraft operating leasing services business generally and shall commence the drafting of, and negotiation with respect to, any Leases for Aircraft Assets on the following basis:

            (i) in the case of any proposed Lessee that is not and has not been a lessee of an aircraft managed or serviced by the Servicer, the Servicer shall commence the drafting of, and negotiation with respect to, a Lease for Aircraft Assets based on the form of lease agreement or agreements to be agreed by the parties following execution of this Agreement and attached hereto as Exhibit B (as such form of lease shall be amended from time to time by the Servicer, subject to Section (c) of this Article 3 of this Schedule 2.02(a) below, the "PRO FORMA LEASE") or with a form of lease agreement, the material provisions of which are generally economically and legally no worse from the point of view of the lessor than the Pro Forma Lease; and

            (ii) in the case of any proposed Lessee that is or was a lessee of an aircraft managed or serviced by the Servicer, the Servicer may commence the drafting of, and negotiation with respect to, a Lease for Aircraft Assets based on a form of lease substantially similar to the lease previously used with respect to such Lessee (the "PRECEDENT LEASE") or a Lease in the form set out in clause (b)(i) above.

     Provided that the Servicer commences the negotiation of a Lease of any Aircraft Asset in accordance with clauses (b)(i) and (b)(ii) above, the terms of any executed Lease may vary from the terms of the Pro Forma Lease or the Precedent Lease. Section (b) of this Schedule 2.02(a) of this Article 3 shall not be applicable to the negotiation with respect to, or execution of, any Lease for Aircraft Assets in which negotiations commenced on or prior to the Delivery Date for such Aircraft Asset. Subject to Section (c) of this Article 3 of this Schedule 2.02(a), the Servicer is authorized to execute and deliver binding leases and related agreements on behalf of the relevant Person within the MSAF Group based on the foregoing procedures. It is the intention of the parties that following the execution and delivery of any Lease with respect to Aircraft Assets the

Servicer shall deliver a copy of the executed Lease, together with a copy thereof marked to reflect changes from the Pro Forma Lease or the Precedent Lease, as applicable, to MSAF within 25 Business Days of such execution and delivery (it being understood that in any event such executed (and marked) Leases shall be delivered in such a manner so as not to materially adversely impair MSAF's ability to satisfy its obligations with respect to the core lease provision requirements of any Indenture.

     (c) (i) On an annual basis, upon ten Business Days' prior written notice from MSAF (the "ANNUAL REVIEW"), the Servicer shall provide MSAF with a copy of its then current Pro Forma Lease, together with a copy thereof marked to reflect changes from the version of the Pro Forma Lease that was produced by the Servicer following the immediately preceding Annual Review to give effect to the terms of Section (c)(ii) of this Article 3 of this Schedule 2.02(a) below (or from the Pro Forma Lease utilized as of the last Delivery Date in the case of the first such Annual Review.)

            (ii) On or prior to each anniversary of the last Delivery Date and following the Annual Review, MSAF shall advise the Servicer in writing whether any provisions in the then current Pro Forma Lease that correspond to any core lease provisions or similar provisions are required in accordance with the terms of any Indenture to be deleted from such Pro Forma Lease and replaced with the provision corresponding thereto in the most recent Pro Forma Lease in which such provision was determined to be in accordance with the terms of such Indenture. Following any such written advice from MSAF, the Servicer shall amend the Pro Forma Lease accordingly and shall commence the negotiation of any Lease thereafter with the Pro Forma Lease as so amended in respect of any such provision.

     (d) The Servicer shall deliver any Aircraft Asset pursuant to the terms of the documentation of the Lease or Leases of such Aircraft Asset, including upon an extension of such Lease or Leases.

     (e) The Servicer shall generally provide the marketing services set forth in this Article 3 through the use of its own marketing staff where it shall deem appropriate and shall utilize third parties to provide such marketing services where it shall deem appropriate (it being understood that while the obligations set forth in Article 3 are, to the extent possible, generally anticipated to be discharged by the Servicer without resorting to third party service providers, the Servicer retains the flexibility to engage third party service providers as it determines in its sole discretion to be appropriate).


                                   ARTICLE 4

                  PURCHASES AND SALES OF AIRCRAFT AND ENGINES

     (a) The Servicer shall provide and perform sales services with respect to the Aircraft Assets at, and on a basis consistent with, the direction from time to time of MSAF, and, in connection therewith, is authorized:

            (i) to enter into any commitment for a sale of an Aircraft Asset on behalf and (through a power of attorney) in the name of the relevant Person within the MSAF Group; and

            (ii) to include within any sale any intermediate Lease or Leases through any Person within the MSAF Group that the Servicer deems reasonably necessary or appropriate; provided, however, that, except as otherwise required in accordance with the terms of a Lease, the Servicer shall not enter into any sale of any Aircraft Asset or agreement to sell any Aircraft Assets without obtaining the approval of MSAF pursuant to
       Section 7.06(a) of this Agreement.

     (b) The Servicer shall negotiate documentation of any sale and, subject to Section (a) of this Article 4 of this Schedule 2.02(a), is authorized to execute and deliver binding agreements on behalf and (through a power of attorney) in the name of the relevant Person within the MSAF Group.

     (c) The Servicer shall deliver any Aircraft Asset pursuant to the terms of the documentation of the sale.

     (d) In the event that MSAF directs the Servicer to arrange for the sale of any Aircraft Asset, the Servicer will not be required to take any such action until MSAF shall provide the Servicer with an Officer's Certificate certifying that such sale complies with the terms of any Indenture and that the Servicer is entitled to rely upon such certification for all purposes of this Agreement and this Schedule 2.02(a).

     (e) Notwithstanding any other provision in Section 7.06 of this Agreement to the contrary, the Servicer shall be permitted to purchase, sell or exchange any Engine relating to an Aircraft or any part or components thereof or spare parts or ancillary equipment or devices furnished with an Aircraft at such times and on such terms and conditions as the Servicer deems reasonably necessary or appropriate in connection with its performance of the Services; provided, however, the Servicer shall not be permitted to purchase, or enter into any order to purchase, Engines or spare parts in a quantity in excess of that quantity then required to enable the Aircraft Assets to be leased without obtaining the prior written consent of MSAF.


                                   ARTICLE 5

                           MARKET AND OTHER RESEARCH

     SECTION 5.01. Valuations. From time to time, including on a regular basis, MSAF may obtain current or projected valuations of the Aircraft Assets from any internationally recognized independent appraiser chosen by MSAF and the Servicer shall, upon such request, provide such information and assistance relating to such valuation services with respect to the Aircraft Assets as shall be reasonably necessary or appropriate in connection with such valuations.

     SECTION 5.02. Regulatory Changes. The Servicer shall (a) advise MSAF on a timely basis in summary form of such information regarding legal and regulatory material changes and developments with respect to each Aircraft Asset after the relevant Delivery Date, of which the Servicer has knowledge, but only if such legal or regulatory developments are applicable to the Aircraft Assets, and (b) take such action as may be necessary or appropriate to comply therewith.

     SECTION 5.03. Market Research. The Servicer shall provide reasonable face to face or telephone access to executives, officers and employees of the Servicer as reasonably requested by MSAF concerning market information with respect to commercial aviation demand in terms of traffic growth, new aircraft requirements and other information relevant to the MSAF Group's long-term planning with respect to Leases, purchases and sales, market conditions, industry trends and the Aircraft Assets.

     SECTION 5.04. Lessee Information. The Servicer shall provide on a timely basis in summary form such information regarding default history or other material Lessee information of which the Servicer has knowledge.


                                   ARTICLE 6

                          AIRCRAFT ASSET CASH SERVICES

     SECTION 6.01. Accounts and Account Information. (a) Existing Accounts. In the event that the Calculation Agent or MSAF desires to modify any of the arrangements relating to any of the bank accounts set forth on Schedule 4.03 to this Agreement (the "EXISTING ACCOUNTS"), the Calculation Agent or MSAF shall deliver a certificate to the Servicer specifying in reasonable detail the modifications to be made with respect to any such Existing Accounts and the Servicer shall, to the extent necessary to transfer signing and related authority, cooperate with the MSAF Group and the relevant banking institution to effect such modifications and shall take such other actions as are incidental thereto in order to give effect to the foregoing.

     (b) New Accounts. The Servicer shall notify MSAF and the Calculation Agent in the event that any new bank accounts need to be established on behalf of any Person within the MSAF Group in connection with the execution of a Lease with a new Lessee and MSAF or the Calculation Agent shall deliver a certificate to the Servicer specifying in reasonable detail (v) the name and location of the bank at which such account should be established, (w) the name(s) in which such account should be established, (x) the names of the beneficiaries of such account, (y) the names of the Persons authorized to make withdrawals from such account and (z) such other information (including with respect to any security arrangements) as the Calculation Agent or MSAF deems appropriate. The Servicer shall, to the extent necessary to create signing and related authority, cooperate with MSAF and the relevant banking institution and take such other actions as are incidental thereto in order to give effect to the foregoing (the "NEW ACCOUNTS" and, together with the Existing Accounts, the "BANK ACCOUNTS").

     In the event that the Servicer is required to transfer funds from any Bank Account to the account of another Person (other than any Person within MSAF Group) in order to give effect to the directions of any Lessee in accordance with Section 1.01(d) of this Schedule 2.02(a), the Servicer shall provide the Calculation Agent or MSAF with written notice setting forth the (i) name of the transferor, (ii) name of the transferee, (iii) accounts from and to which funds are to be transferred, (iv) amounts to be transferred, (v) amount of the initial payment from the Lessee and (vi) anticipated date of transfer. No later than the next following Business Day, the Calculation Agent or MSAF shall notify the Servicer in writing whether the proposed transfer is approved or disapproved. If approved, the Servicer shall cause such transfer to be made in accordance with the terms of such written notice. If not approved, the Calculation Agent or MSAF shall advise the Servicer in writing as to the reasons therefor and the Servicer shall not proceed with such transfer.

     SECTION 6.02. Payments. (a) Anticipated Payments. For purposes of the calculation of the required expenses by the Calculation Agent pursuant to the Calculation Agency Agreement, not less than one Business Day prior to each Calculation Date, the Servicer shall deliver to the Calculation Agent a written projection of payment obligations (including projected expenditures, or return to Lessees, of security deposits or maintenance reserves in accordance with the terms of any Lease) reasonably anticipated by the Servicer to be necessary to be paid in connection with the Servicer's performance of the Services under this Agreement during the period extending from the Payment Date immediately following such Calculation Date to but not including the next succeeding Payment Date (the "MONTHLY PAYMENT PERIOD").

     Not less than five Business Days prior to the first Business Day of each week, the Servicer shall deliver to the Calculation Agent a list specifying each cash payment projected to be made during such week (whether or not such cash payment was reflected in the projection referred to in this Section 6.02(a) of this Schedule 2.02(a)), and shall state the (i) anticipated date of such payment, (ii) payee, (iii) amount of such payment, (iv) obligation in respect of which such payment is to be made (the "STATED SERVICES OBLIGATION") and (v) the account from which such payment should be made. Not later than two Business Days prior to the date of each payment set forth on such list, the Servicer shall deliver to the Calculation Agent a written notice of such payment, restating the date, payee and amount relating to such payment. No later than the Business Day prior to the date of such payment, the Calculation Agent shall notify the Servicer in writing whether the proposed payment is approved or disapproved. If approved, the Servicer shall pay or cause such payment to be made to the payee for the Stated Services Obligation from the funds then available in the relevant account, as the case may be. If not approved, the Calculation Agent shall advise the Servicer in writing as to reasons therefor and the Servicer shall not proceed with such transfer.

     (b) Unanticipated Payments. During any Monthly Payment Period the Servicer may request in writing the Calculation Agent's approval for the Servicer to pay or cause to be paid expenses that had not been reasonably anticipated by the Servicer at the time the projection required to be provided to the Calculation Agent pursuant to Section 6.02(a) of this Schedule 2.02(a) with respect to such Monthly Payment Period was delivered to the Calculation Agent (whether or not such expense was reflected in the weekly list of projected payments referenced in Section 6.02(a) of this Schedule 2.02(a)).
Any such request shall specify for each such payment obligation the (i) anticipated date of such payment, (ii) payee, (iii) amount of such payment,
(iv) Stated Services Obligation and (v) the account from which such payment should be made. No later than the Business Day next following such request by the Servicer, the Calculation Agent shall notify the Servicer in writing whether such payment request is approved or disapproved. If approved, the Servicer shall pay or cause such payment to be made to the payee for the Stated Services Obligation from the funds then available in the relevant account. In the event that the funds then available in such account are insufficient to make any such payment, pursuant to the Calculation Agency Agreement, the Calculation Agent shall take such actions as are necessary to cause funds sufficient to make any such payments to be transferred as soon as practicable from the Collection Account to such account. Following the transfer of such funds, the Servicer shall pay or cause such payments to be made in accordance with the foregoing provisions.

     (c) Other Payments. In connection with the calculation of the required expenses by the Calculation Agent pursuant to the Calculation Agency Agreement, not less than two days prior to each Calculation Date, the Calculation Agent shall deliver to the Servicer a written projection of non-Aircraft Assets related payment obligations that are reasonably anticipated by the Calculation Agent to be necessary to be paid during the next following Monthly Payment Period. Not less than five Business Days prior to the first Business Day of each week, the Calculation Agent shall deliver to the Servicer a list specifying each cash payment projected to be made during such week (whether or not such cash payment was reflected in the projection referred to in Section 6.02(a) of this Schedule 2.02(a)) and shall state the (i) anticipated date of such payment, (ii) payee (together with relevant account information), (iii) amount of such payment and (iv) obligation in respect of which such payment is to be made (the "STATED NON-AIRCRAFT OBLIGATION") and certifying that payment of each amount so specified to the applicable payee is in accordance with the applicable provisions of any Indenture and the Calculation Agency Agreement. Not later than two Business Days prior to the date of each payment set forth on such list, the

Calculation Agent shall deliver to the Servicer a certificate with respect to each non-Aircraft Assets related payment obligation restating the date, payee and amount relating to such payment. Following receipt of such certificate from the Calculation Agent, the Servicer shall pay or cause such payment to be made to the payee for the Stated Non-Aircraft Obligation from the funds then available in the relevant expense account.

     (d) Delegation of Authority. The Calculation Agent hereby authorizes the Servicer to make, or cause to be made payments from the specified accounts in accordance with the foregoing procedures. In order to give effect to the foregoing provisions of this Article 6 of this Schedule 2.02(a), the Calculation Agent shall take such other actions as are necessary or appropriate, including by delegation or otherwise, pursuant to the terms of the Calculation Agency Agreement, the Indentures, the agreements between any Person within the MSAF Group and the relevant banking institutions with respect to the Bank Accounts or otherwise, or as the Servicer shall reasonably request, to authorize the Servicer to take such actions with respect to such accounts as the Calculation Agent determines to be necessary or appropriate as are set forth above.


                                   ARTICLE 7

                        PROFESSIONAL AND OTHER SERVICES

     SECTION 7.01. Legal Services. The Servicer shall provide or procure legal services, in all relevant jurisdictions, on behalf of the relevant Persons within the MSAF Group with respect to the lease, sale or financing of the Aircraft Assets, any amendment or modification of any Lease, the enforcement of the rights of any Person within the MSAF Group under any Lease, any disputes that arise with respect to the Aircraft Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services. The Servicer shall provide such legal services by using its in-house legal staff where it shall deem appropriate and shall authorize outside counsel to provide such legal services where it shall deem appropriate (including litigation). Each Person within the MSAF Group recognizes that from time to time the Servicer will retain legal counsel to provide legal services on behalf of Persons within the MSAF Group and, in the event that a dispute arises between any Person within the MSAF Group and the Servicer, each agrees to waive any conflict of interest any such counsel may have with respect to any such dispute or otherwise to enable the Servicer to retain such counsel on its own behalf.

     SECTION 7.02. Accounting and Tax Services. The Servicer shall arrange for such accounting and tax services and advice (which may be provided by the Servicer's internal staff, to the extent available) as shall be reasonably necessary or appropriate in connection with the structuring of lease, sale or financing transactions with respect to the Aircraft Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services.


                                   ARTICLE 8

                         INFORMATION; REPORTS; CUSTODY

     SECTION 8.01. Weekly Reports. On the last Business Day of each week the Servicer shall provide to MSAF a report in the form attached hereto as Schedule 8.01.

     SECTION 8.02. Monthly Reports. Five Business Days after the first Business Day of each month (or, to the extent impracticable, promptly thereafter), the Servicer shall provide to MSAF:

     (a) A written report of (i) the leasing, sales and purchasing activities that were completed during the preceding month, which shall include a summary of the principal financial terms related to any new or amended lease transactions, including floating rate and fixed rates of interest applicable thereto (attaching a copy of the factual portions of the applicable transaction overview, if any), and (ii) any default notices issued, in each case with respect to the Aircraft Assets, in such detail as MSAF may request from time to time.

     (b) A detailed statement of the cash receipts and disbursements with respect to the Aircraft Assets for the preceding month in such details as MSAF may request from time to time.

     (c) A detailed statement of certain expected cash disbursements in respect of technical and other leasing expenditures, overheads and Maintenance Reserve expenditures on a monthly basis for six months (a "FORECAST") (it being understood that any such Forecast may be based upon historical cash flow patterns), in such details as MSAF and the Servicer may agree from time to time.

     (d) A detailed statement of receivables (including details, if any, of any set-offs among Lessee receivables, Lessee Maintenance Reserves and Security Deposits) analyzed by Lessee and by region for each account balance outstanding (including with respect to restructured Leases), categorized by number of days outstanding, in such details as MSAF may request from time to time.

     (e) A report on all pending and potential (with respect to which the Servicer has received written notice threatening litigation, which, in the sole judgment of the Servicer, is material) litigation involving any Aircraft Assets or Leases of which the Servicer has written notice.

     (f) A report of any claims being made with respect to any of the Aircraft Assets of which the Servicer is aware with an actual or potential liability in excess of $100,000.

     SECTION 8.03. Other Information. (a) To the extent the Servicer is in possession of the relevant information, the Servicer shall prepare and submit to MSAF the following information with respect to each Person within the MSAF
Group:

            (i) reasonable information with respect to annual use of the Aircraft within the United States on a state-by-state basis and, if requested by MSAF, transactions relating to Aircraft Assets necessary for each Person within the MSAF Group to prepare tax returns;

            (ii) promptly after the occurrence thereof, notify MSAF of any accident or incident of which the Servicer has notice involving any Aircraft Asset where the potential loss in connection therewith exceeds the damage notification threshold under the relevant Lease; and

            (iii) information with respect to transactions relating to Aircraft Assets necessary for any Person within the MSAF Group to prepare statutory returns with respect to contractors engaged by the Servicer on behalf of such Person.

            (b) The Servicer will make available to MSAF and its advisers and designees, subject to their reasonable availability, and at reasonable times and upon reasonable notice, the Servicer's directors, officers, employees, representatives, advisers and other agents, in order to provide to MSAF and its advisers and designees information with regard to the

       Aircraft Assets and Leases (including in response to inquiries with respect to the reports provided to MSAF by the Servicer pursuant to Sections 8.01, 8.02 and 8.03 of this Schedule 2.02(a)) which may be required by MSAF. In furtherance thereof, in order to facilitate each Person within the MSAF Group carrying out its responsibilities upon the request of MSAF, the Servicer shall make available (through physical attendance or telephonic conference) such officers and employees, depending on such person's reasonable availability, that MSAF shall reasonably deem appropriate for regular weekly meetings with MSAF's representatives to provide to MSAF information, and response to inquiries, with respect to the reports provided to MSAF by the Servicer pursuant to Sections 8.01, 8.02 and 8.03 of this Schedule 2.02(a).

     SECTION 8.04. Ratings Information. Upon request by MSAF, the Servicer shall provide to MSAF such information and data about the Aircraft Assets and other assistance relating to the Aircraft Assets as MSAF and the Servicer shall deem reasonably necessary or appropriate in connection with providing information to the ratings agencies for MSAF's debt ratings or the ratings of any public securitization debt issued by an Affiliate of MSAF.

     SECTION 8.05. Public Filing Information. The Servicer shall provide to MSAF such information and data relating to the Servicer, the Services and the Aircraft Assets as MSAF shall reasonably request to comply with its public or statutory reporting and filing obligations; provided that, if the Securities and Exchange Commission (the "SEC") seeks to require MSAF to disclose any such information and data that the Servicer considers in good faith to be confidential, MSAF agrees to include the Servicer in any discussions or correspondence with the SEC concerning the confidential treatment of such information.

     SECTION 8.06. Custody of Documents. The Servicer agrees to hold all original documents of any Person within the MSAF Group that relate to the Aircraft Assets in the possession of the Servicer in safe custody.

     SECTION 8.07. Accession. Until the Calculation Agent and the Administrative Agent accede to this Agreement, all obligations of those entities shall be performed by MSAF.

                                                                SCHEDULE 4.01(a)


                                    AIRCRAFT


Aircraft

A300-600R MSN 555


A310-300 MSN 409


A310-300 MSN 410


A310-300 MSN 437


A320-200 MSN 279


A320-200 MSN 393


A320-200 MSN 414


A321-100 MSN 597


B737-382 MSN 25161


B737-3K2 MSN 27635


B737-3Q8 MSN 24299


B737-3Q8 MSN 26295


B737-3S3F MSN 23811


B737-3S3QC MSN 23788


B737-4Q8 MSN 24234


B737-4Q8 MSN 25104


B737-4Q8 MSN 25371


B737-4Q8 MSN 25372


B737-548 MSN 25165


B747-341B MSN 24106


B757-28A MSN 24367


B757-28AER MSN 24260


B757-2Q8ER MSN 26272


B767-204ER MSN 23807


B767-300 MSN 24798


B767-39HER MSN 26256


B767-3X2ER MSN 26260


F-70 MSN 11564


F-70 MSN 11565


F-70 MSN 11569


MD-82 MSN 49825


MD-83 MSN 49822


MD-83 MSN 49824


CF6-80C2-B6F MSN 704279

                                                                   SCHEDULE 4.02



                                   DOCUMENTS


See Schedule 3.09 to the Purchase Agreement.

                                                                   SCHEDULE 4.03



                                 BANK ACCOUNTS



Account number 00365173

Bankers Trust Company
(ABA 021001033)

Account Name: Wilmington Trust Company, as owner trustee
              for Morgan Stanley Aircraft Finance

                                                                SCHEDULE 1.03(a)
                                                             TO SCHEDULE 2.02(a)

INSURANCE

MINIMUM COVERAGE AMOUNTS

     1. Hull Insurance: With respect to any Aircraft, hull insurance shall be maintained by the Lessee and MSAF in an amount equal to the greatest of (a) the Note Target Price for such Aircraft (as such Note Target Price is defined in any Indenture, as the same shall be amended in writing from time to time by
MSAF), (b) the appraised value for such Aircraft, (c) the Agreed Value of such Aircraft (as such Agreed Value is defined in the applicable Lease), and (d) such greater amounts as may be directed in writing by MSAF from time to time; provided, however, that in the event that an agreement with respect to hull insurance cannot be reached with any particular Lessee pursuant to which such Lessee will pay the premiums to procure such insurance in amounts consistent with the foregoing, hull insurance shall be maintained in an amount equal to the greater of clauses (a) and (d) above. Spare engines and parts, if any, shall be insured on the basis of their "replacement costs".

     2. Liability Insurance: Liability insurance shall be maintained by the Lessee and MSAF for each Aircraft Asset and occurrence in an amount equal to that set forth below, as the same shall be amended in writing from time to time by MSAF. Liability insurance shall be maintained for each non-passenger (cargo) Aircraft Asset and occurrence in an amount equal to 75% of the amounts set forth below:


MODEL           MINIMUM LIMIT
-----           -------------

F70             US $250 million
B737/MD80       US $500 million
A320            US $550 million
A310            US $650 million
B767/A300/B757  US $800 million

     3. Insurance Deductibles

            (a) Deductibles and self-insurance for Aircraft Assets subject to a Lease may be maintained in an amount pursuant to deductible and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, the type of aircraft and market practices in the aircraft insurance industry generally) consistent with ILFC's commercially reasonable practices for its own aircraft.

            (b) Deductibles for Aircraft Assets off-lease shall be maintained in respect of any one occurrence in respect of such Aircraft Assets in an amount consistent with ILFC's commercially reasonable practice for its own aircraft with any difference between such amount and $200,000 (or such other amount as MSAF may direct in writing from time to time), taking into account any deductible insurance procured, to be notified to MSAF by the Servicer.

     4. Other Insurance Matters: Apart from the matters set forth above, the coverage and terms of any insurance with respect to any Aircraft Assets not subject to a Lease, shall be substantially consistent with the reasonable commercial practices of ILFC with respect to its own aircraft.

     5. Additional Insureds: Any insurance arrangements entered into with respect to any Aircraft Assets shall include as named insureds such persons as are reasonably requested by MSAF.

     6. Currencies: Any insurance requirement stated in U.S. dollar terms shall be interpreted to include the foreign currency equivalent thereto from time to time if any such insurance related thereto is denominated in a currency other than U.S. dollars.

     7. Availability: The insurance guidelines set forth herein are subject to such insurance being generally available in the relevant insurance market at commercially reasonable rates from time to time.

                                                                SCHEDULE 8.01 TO
                                                                SCHEDULE 2.02(a)

                                 WEEKLY REPORT

     1. Notification of maintenance claims received but not yet approved for reimbursement giving dollar amount, brief description, Lessee name and MSN.

     2. Update on previously reported maintenance claims awaiting approval.

     3.  Copies of newly signed letters of intent.

     4.  Notification of return of deposits to Lessees.

     5.  Confirmation of any drawings of expenses.

     6. Notification of drawing down on Lessee letters of credit and/or Security Deposits or other guarantees.

     7. List of any recently signed Leases, amendments or sideletters with full copies to follow.

     8. Notification of any insurance claims.

     9. Notification of any Event of Default under any Lease.

     10. Notification of any claim or alleged claim by a Lessee against MSAF or its affiliates.

     11. Notification of any contingent liabilities.

     12. Notification of any payments relating to an Aircraft in excess of $50,000 (not included elsewhere in this report).

     13. Any other matters reasonably requested by MSAF.

                                                                       EXHIBIT A

                              ACCESSION AGREEMENT



                                                              [          ], 1997

     We refer to the Servicing Agreement among International Lease Finance Corporation, Morgan Stanley Aircraft Finance, and the other entities listed therein dated as of November 10, 1997 (the "Servicing Agreement"). We agree, as of the date hereof, as [Administrative Agent/Calculation Agent under the Administration Agency Agreement/Calculation Agency Agreement] [a subsidiary of MSAF] to be bound as such by the terms of the Servicing Agreement and to be considered a party thereto for all purposes hereafter.

                                        [                                ]

                                        By:
                                           ------------------------------
                                             Name:
                                             Title:

ACCEPTED AND ACKNOWLEDGED,

MORGAN STANLEY AIRCRAFT
     FINANCE

By:
   ------------------------
     Name:
     Title:

INTERNATIONAL LEASE FINANCE
     CORPORATION

By:
   ------------------------
     Name:
     Title:
[OTHERS ACCEDED]

                                                                       EXHIBIT B

                                PRO FORMA LEASE

[FORM TO BE MUTUALLY AGREED BY SERVICER AND MSAF NO LATER THAN TWO WEEKS AFTER THE LAST DELIVERY DATE